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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CH2M HILL COMPANIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CH2M HILL COMPANIES, LTD.
9191 South Jamaica Street
Englewood, CO 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. (CH2M HILL) will be held on Monday, May 4, 2009 at 1:00 p.m. Mountain Daylight Time, at CH2M HILL's headquarters, 9191 South Jamaica Street, Englewood, Colorado 80112 for the following purposes:

  1.
  To elect four Directors to serve for three-year terms.

  2.
  To ratify the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2009.

  3.
  To approve CH2M HILL's Revised Stock Option Plan.

  4.
  To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

        Only shareholders of record owning shares of CH2M HILL's common stock at the close of business on March 27, 2009 will be entitled to vote at this meeting or at any postponements or adjournments thereof.

        Your proxy is very important. You may vote your shares via the Internet, by telephone or, by proxy card. Please see the accompanying instructions for more details on electronic and telephonic voting. Your proxy is revocable at any time prior to its use and the giving of your proxy will not affect your right to vote the shares you hold in your name if you decide to attend and vote at the meeting.

        IMPORTANT NOTICE regarding the availability of proxy materials for the Shareholders Meeting to be held on May 4, 2009 at 1:00 p.m. Mountain Daylight Time. The Proxy Statement and Annual Report to security holders are available at http://bnymellon.mobular.net/bnymellon/ch2m.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ M. CATHERINE SANTEE
                      M. Catherine Santee
                       Senior Vice President and Chief Financial Officer

                      Englewood, Colorado
                      March 27, 2009

CH2M HILL COMPANIES, LTD.
9191 South Jamaica Street
Englewood, CO 80112

PROXY STATEMENT

General Information

        This proxy statement is being furnished to CH2M HILL Companies, Ltd. shareholders in connection with the solicitation of proxies by CH2M HILL's Board of Directors for use at the 2009 Annual Meeting of Shareholders of CH2M HILL to be held on May 4, 2009, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the 2009 Annual Meeting was established by the Board of Directors to be March 27, 2009.

        Your proxy is being solicited by CH2M HILL's Board of Directors. This proxy statement and the accompanying materials are being delivered electronically or mailed to shareholders on or about April 6, 2009.

What is the Purpose of the Annual Meeting?

        At our annual meeting, shareholders will have the opportunity to act on the matters discussed in the accompanying Notice of Annual Meeting of Shareholders. CH2M HILL's management also will report on CH2M HILL's financial results and respond to questions from shareholders.

What Information Will I Receive?

        We have included with this proxy statement a copy of the 2008 Annual Report to Shareholders on Form 10-K. The Annual Report includes audited financial statements for the year ended December 31, 2008 and other information about CH2M HILL.

Who Can Attend the Meeting?

        All shareholders of record as of March 27, 2009 or their duly appointed proxies may attend the meeting.

Who is Entitled to Vote?

        Only shareholders of record owning shares of CH2M HILL common stock at the close of business on the record date, March 27, 2009, are entitled to vote at the meeting. Such shareholders will be able to vote only CH2M HILL shares of common stock that they held on the record date. Each outstanding share entitles its holder to cast one vote on each matter upon which to be voted.

What Constitutes a Quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 31,866,778 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How Do I Vote?

        If you are a holder of record of CH2M HILL shares of common stock as of March 27, 2009 you can vote in one of four ways:

  1.
  Vote by Internet—follow the instructions on the Internet at www.proxyvoting.com/ch2m

  2.
  Vote by phone—call toll-free 1 (866) 540-5760

  3.
  Vote by proxy card—if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials in accordance with the instructions set forth on the proxy paper card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

  4.
  Vote in person—if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided

Can I Change my Vote After I Return my Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M HILL, M. Catherine Santee, at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 4, 2009 at 1:00 p.m. Mountain Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote my 401(k) Plan Shares?

        If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m. Mountain Daylight Time on April 30, 2009. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata according to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m. Mountain Daylight Time on April 30, 2009 either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

        Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

        With respect to Proposal 1, each nominee for Director must receive the number of votes equal to a majority of the shares present or represented at the meeting and entitled to vote to be elected. Cumulative voting is not permitted in the election of Directors.

        Proposal 2 will be approved and adopted, if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

        Proposal 3 will be approved if the holders of a majority of the shares of common stock outstanding on the record date vote in favor of the Revised Stock Option Plan.

How are abstentions treated?

        A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, in the election of Directors, an abstention or "Withhold Authority" vote will have the effect of a negative vote. With respect to Proposal 2, an abstention will have no effect on the outcome of the vote because that proposal will be approved by a majority of the votes cast. With respect to Proposal 3, an abstention or "Withhold Authority" vote will have the effect of a negative vote.

How will proxies be solicited?

        Proxies are being solicited through electronic delivery or by mail. The cost of solicitation of the proxies will be paid by CH2M HILL. Officers, directors and regular employees of CH2M HILL, without additional compensation, also may solicit proxies by mail, by telephone or personal conversations. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Proposal 1. Election of Directors

        CH2M HILL's articles of incorporation and bylaws provide that our Board of Directors shall consist of at least nine and no more than thirteen members. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. The current number of Directors is thirteen. Four directors are outside independent Directors and nine Directors are employee shareholders. At the special Board of Directors meeting held on March 5, 2009, the members of the Board of Directors voted to temporarily reconstitute the size of the Board to twelve to allow the company time to form a special search committee and launch a search for an outside director that meets its new and expanded qualifications. The bylaws provide that the Directors shall be elected to three-year staggered terms by dividing the Directors into three classes as equal in number as possible. A decrease in the number of Directors shall not shorten the term of any incumbent Director.

        According to CH2M HILL's bylaws, the employee shareholder Directors are nominated by the specially designated Nominating Committee of the Board, while the outside Directors are nominated by the entire Board. Our Nominating Committee convened pursuant to procedures outlined in our bylaws, and nominated Robert W. Bailey, Lee A. McIntire and Nancy R. Tuor for election as Directors for three-year terms expiring in 2012 or their earlier retirement, death, resignation or removal. On March 5, 2009, the Board had a meeting to nominate Barry Williams as an outside director for a three-year term expiring in 2012. To the best knowledge of our Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the four nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders will vote for such other person, if any, as may be designated by our Board of Directors, in the place and stead of any nominee who is unable to serve.

Nominees for Election as Directors

        Robert W. Bailey, 53, joined CH2M HILL in 1984. He previously served on the Board from 2005 to 2007. Mr. Bailey's current role is the President of our Water Business Group. Between 2002 and 2006 Mr. Bailey was the Regional Manager for the Southeast Region. Prior to 2002, Mr. Bailey held a variety of positions with expanding scope of responsibilities from project manager to Regional Business

Group Manager for the Water Business Group. As the President for the Water Business Group, Mr. Bailey oversees one of the largest and most successful of CH2M HILL's businesses. In addition to his service as the member of our Board of Directors, Mr. Bailey also served, as an employee-shareholder, on the Board's Ownership & Incentive Compensation Committee in 2003 to 2004 and 2008 to 2009. The Board will be well served by Mr. Bailey's perspective that reflects his regional operations experience, innovative problem solving skills, and executive leadership experience in our core water business.

        Lee A. McIntire, 60, joined CH2M HILL as the President and Chief Operating Officer in February 2006. He became CH2M HILL's Chief Executive Officer on January 1, 2009. Before joining CH2M HILL, Mr. McIntire was a Professor and Executive-in-Residence at the Graduate School of Management, University of California, Davis (UC Davis). Prior to UC Davis, Mr. McIntire spent more than 15 years with Bechtel Group, Inc., where he served as the President of Bechtel Civil between 2001 and 2003, the President of Bechtel North America between 1999 and 2000, the President of Bechtel National Inc. between 1995 and 1998, Chairman and Chief Executive Officer of Bechtel Systems Inc. between 1997 and 1999, and a member of the Board of Directors for Bechtel Group, Inc. between 1999 and 2004. As our CEO with more than 30 years of engineering and construction industry experience, Mr. McIntire will offer executive and industry leadership perspective as a member of our Board.

        Nancy R. Tuor, 60, joined CH2M HILL in 1980 and has served on our Board during 1994 to 1996 and 2002 to 2004. During more than 25 years with the Company, Ms. Tuor has served CH2M HILL as our Regional Manager of the South Atlantic Region, CEO of Kaiser-Hill Company, LLC, Vice Chairman of the Board from 2006 to 2007, Group Chief Executive & President of the Federal Client Group, and currently as Vice Chair CH2M HILL International and Program Director for the Masdar Project. Ms. Tuor's extensive knowledge of CH2M HILL's global business and clients makes her uniquely qualified to bring insight and broad perspective to the Board's deliberations, especially now as our business outside of North America is growing rapidly and is becoming an important diversification strategy.

        Barry L. Williams, 64, has served as a Director of CH2M HILL since 1995. He has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987 and was President and CEO of American Management Association International from 2000 until 2001. Mr. Williams has served as Senior Mediator for JAMS/Endispute since 1993 and a visiting lecturer for the Haas Graduate School of Business, University of California since 1993. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture since 1998. He also serves as a Director of PG&E Corp., Northwestern Mutual Life Insurance Company, Simpson Manufacturing Company, SLM Corporation, R.H. Donnelley Corporation and several private and not-for-profit organizations.

The Board of Directors unanimously recommends that the shareholders vote FOR the appointment of nominees to the Board of Directors.

Current Directors

        Robert G. Card, 56, has served as a Director of CH2M HILL from 1992 to 2001, and from 2005 to present. He has been an employee of CH2M HILL since 1974, except for when he left between 2001 and 2003 to serve as the Under Secretary for the U.S. Department of Energy and in 2004, when he was the President of The Card Group—a strategic advisory services firm for markets, policy and technology in energy and the environment. During his tenure with CH2M HILL, Mr. Card has served in many senior executive positions, including Chief Executive Officer of Kaiser-Hill Company, LLC between 1996 and 2001. He currently holds positions of Senior Vice President of CH2M HILL and Chairman of CH2M HILL International, Ltd. as well as President of the Federal Client Group. Mr. Card also serves as the Deputy Program Director for CLM Delivery Partner Limited, a CH2M HILL joint venture.

Mr. Card also holds positions as a Senior Advisor to the Center for Strategic and International Studies and as a Non Resident Senior Fellow of The Brookings Institute. Mr. Card's term expires in 2011.

        Carolyn Chin, 61, has served as a Director of CH2M HILL since May 2003. She has been Chief Executive Officer of Cebiz, a consulting and investment firm, since February 1999. She also has served on the Board of Directors of State Farm Bank and Holcim US since 2004. She also served as Chairman of Commtouch (NASDAQ) from 2000 until 2005. Ms. Chin's prior experience includes: MarketXT, Inc.—Executive Vice President of Marketing, Sales and Business Development; Reuters America Inc.—Executive Vice President and Chief Marketing Officer and Executive Board Member; IBM—General Manager E-Commerce, Corporate Vice President of Strategy; Citibank—Senior Vice President. She also serves on the boards of several private companies and not-for-profit organizations. Ms. Chin's term expires in 2009.

        William T. Dehn, 62, has served as President of CH2M HILL's North American Regions since 2003. He also served as a Senior Vice President of the Energy, Environment and Systems business from 2001 to 2003 and from 1994 to 1999 and as a Director of CH2M HILL Hanford, Inc. since 1997. Mr. Dehn has been an employee of CH2M HILL since 1968 and has served in a wide range of project management and regional management roles. Mr. Dehn has been a Director of CH2M HILL Canada Limited since 2003. Mr. Dehn has served as a Director of CH2M HILL from 2004 to 2006 and chaired the Ownership & Incentive Compensation Committee as well as the Workforce & Diversity Subcommittee of the Board of Directors. Mr. Dehn's term expires in 2011.

        Jerry D. Geist, 74, has served as a Director of CH2M HILL since May 1989. Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 2000. Mr. Geist was Chairman and Chief Executive Officer (CEO) of Energy & Technology Company, Ltd. until June 2002. Mr. Geist serves as a Director of the Davis Family of Mutual Funds and is a participant and member of an investment committee for Aretê Corporation. In November 2004, the Board designated Mr. Geist as the independent Lead Director, and he has served in that capacity since. Mr. Geist's term expires in 2010.

        Garry M. Higdem, 55, joined CH2M HILL in 2005 and has served as a Director of CH2M HILL since May 2007. He currently serves as Senior Vice President, and President of the Energy and Chemicals Business Group. Prior to joining CH2M HILL, Mr. Higdem served as President of Ashland Paving and Construction from 2004 to 2005, and held various senior executive positions at Granite Construction until his departure in late 2003. Mr. Higdem's term expires in 2010.

        Mark A. Lasswell, 54, served as a Director of CH2M HILL since May 2006. Mr. Lasswell has been employed by CH2M HILL since 1989 and currently serves as Senior Vice President, and President and Group Chief Executive for the Civil Infrastructure Client Group. In his tenure with CH2M HILL, Mr. Lasswell has held several senior management positions including President of Operations and Management Businesses Group from 2004 through 2007, and Senior Vice President of Business Development and Technology for the Water business. Mr. Lasswell's term expires in 2009.

        Joan M. Miller, 50, has served as a Director of CH2M HILL since May 2006 and as Senior Vice President for Client Development in the Industrial Client Group for the last three years, where she leads the strategic account program. Ms. Miller has spent her entire 25 plus year career with CH2M HILL, serving in many management, planning, business and client development, and project management capacities, for both federal and industrial clients. Ms. Miller was named Corporate Woman of the Year by the Colorado Women's Vision Foundation in 2005, recognizing her work with recruiting, development, and retention of women in CH2M HILL. Ms. Miller's term expires in 2009.

        Ralph R. Peterson, 63, has served as a Director and Chairman of CH2M HILL since May 2000 and as Director from May 1981 to May 1984 and from May 1986 to May 1991. He served as CH2M HILL's President from 1991 until 2006 and Chief Executive Officer of CH2M HILL from 1991 to 2008.

Mr. Peterson also serves as a Director of Kaiser-Hill Company, LLC and StanCorp Financial Group, a member of the Board of Managers for the CH2M HILL Hanford Group, Inc., and a member of the Board of Managers for CH2M-WG Idaho, LLC. Mr. Peterson's term expires in 2009.

        David B. Price, 63, has served as a Director of CH2M HILL since May 2002. He served as President of Noveon, Inc., formerly BF Goodrich Performance Materials, from February 2001 to April 2001. Prior to joining Noveon, Inc., Mr. Price served as President and Chief Operating Officer of BF Goodrich Performance Materials and Executive Vice President of the BF Goodrich Company from 1997 to 2001. Mr. Price also spent 25 years with Monsanto Company, a global chemical company, from 1972 to 1997. He currently serves as a Director of Tenneco Automotive. Mr. Price's term expires in 2011.

        Jacqueline C. Rast, 47, has served as a Director of CH2M HILL since 2008. Ms. Rast rejoined CH2M HILL in 2005 in the Enterprise Management Solutions business and for the past two years has served as Senior Vice President and President of the Center for Project Excellence Group. Ms. Rast has 24 years experience in our industry, and originally joined CH2M HILL in 1988 in the Environmental business. She served in design management, project management, business development and client group management positions for ten years before starting her own management consulting firm, Talisman Partners, which she sold in 2001 to Earth Tech. After the sale, Ms. Rast served as Senior Vice President, Facilities and Transportation Business Group for Earth Tech from 2001 to 2003. She also served in a senior leadership position in Earth Tech's facilities and transportation group and design-build risk review committee. From 2003 to 2005, Ms. Rast owned Azimuth Group and worked as a senior management consultant for the engineering and construction industry before returning to CH2M HILL. Ms. Rast's term expires in 2011.

        M. Catherine Santee, 47, has served as a Director of CH2M HILL since 2007 and as Chief Financial Officer of CH2M HILL since 2008. Ms. Santee previously served on the Board from May 2003 to May 2006. Ms. Santee joined CH2M HILL in 1995 as Vice President and Chief Financial Officer (CFO) for the Environment, Energy & Systems business, responsible for financial activities. In 2000, she was named Senior Vice President and CFO of our Infrastructure & Environment Group. In 2003, Ms. Santee was appointed as Senior Vice President of Finance. She is also a member of the Board of Managers for the CH2M HILL Hanford Group, Inc., one of the firm's projects for the U.S. Department of Energy. Ms. Santee also represents CH2M HILL on the Board of Directors of Colorado's chapter of Junior Achievement. Ms. Santee's term expires in 2010.

        Michael A. Szomjassy, 58, has served as a Director of CH2M HILL since May 2007 and as Senior Vice President and Director of Operations for the Environmental Services business group since January 2004 when he joined CH2M HILL. He is currently serving as the Infrastructure Director for CLM Delivery Partner Limited, a CH2M HILL joint venture. Mr. Szomjassy has over 30 years experience in the Engineering and Construction industry, including senior leadership roles as President of Williams Environmental, Vice President for Insituform Technologies and Chief Operating Officer for Aqua Alliance, Inc. Mr. Szomjassy's term expires in 2010.

Other Executive Officers

        CH2M HILL's executive officers are Robert G. Card, Garry M. Higdem, Mark A. Lasswell, Lee A. McIntire and M. Catherine Santee.

        There are no family relationships among any of the Directors, executive officers or nominees for Director of CH2M HILL.

Corporate Governance

CH2M HILL Senior Financial Officers' Code of Ethics

        We have adopted a Code of Ethics that applies to all of our senior financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer. The Senior Financial Officers' Code of Ethics was filed as Exhibit 14.1 on Form 10-K, on February 23, 2007, and is located in the About Us/Employee Ownership Section of our web site at www.ch2m.com and a copy will be provided without charge to any shareholder upon request. We intend to disclose on our web site, or on a Current Report on Form 8-K, any amendments to or waivers of the code applicable to those of our senior financial officers to whom the Code applies within five business days following the date of such amendment or waiver. CH2M HILL also has an Employee Ethics & Compliance Principles/Business Conduct Policy that mandates rules of conduct to all CH2M HILL employees. CH2M HILL maintains a confidential telephone hotline, where employees can seek guidance or report potential violations of laws, CH2M HILL policies or rules of conduct to the CH2M HILL legal department. The hotline activity is monitored by CH2M HILL General Counsel and the Board of Directors.

Board of Directors

        During the year ended December 31, 2008, the Board of Directors held four meetings. Each director attended all meetings of the Board of Directors and each of the committees of the Board of Directors on which such Directors served during 2008 with the exception of Mr. Peterson who attended three of the four Board of Directors meetings, and three of the four Audit and Finance Committee meetings and Ownership and Incentive Compensation Committee meetings; Mr. Szomjassy who attended three of the four Board of Directors meetings and Ownership and Incentive Compensation Committee meetings; Mr. Evans who attended two of the four Board of Directors meetings and three of the four Audit and Finance Committee meetings, Compensation and Workforce Committee meetings and Ownership and Incentive Compensation Committee meetings; Mr. Price and Mr. Williams who attended three of the four Board of Directors meetings and Audit and Finance Committee meetings; and Ms. Rast who attended three of the four Board of Directors meetings, Ownership and Incentive Compensation Committee meetings and Audit and Finance Committee meetings. CH2M HILL does not have a policy regarding Board members attending the annual shareholder meetings. Shareholders may communicate with the Board by directing their inquiries to CH2M HILL's Corporate Secretary, M. Catherine Santee, at 9191 South Jamaica Street, Englewood, Colorado 80112. The inquiries will be directed to the appropriate Board members who will reply to shareholders directly.

Committees of the Board

        The Board of Directors has various standing committees, which are discussed below.

Audit and Finance Committee

        The Audit and Finance Committee held four meetings during 2008. The 2008 director members were Robert G. Card, Carolyn Chin, Jerry D. Geist, Ralph R. Peterson, David B. Price, Jacqueline C. Rast, M. Catherine Santee and Barry L. Williams (Chairman). The 2008 non-director members were Ralph F. Cox, Lori Galloway, Michael E. McKelvy and Elisa Speranza.

        The Audit and Finance Committee is responsible for CH2M HILL's financial processes and internal control environment. Its responsibilities include:

  •
  Reviewing legislative or other business environment change conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,

  •
  Reviewing all acquisitions and/or investments that are valued in excess of $1.0 million,

  •
  Reviewing all individual capital expenditure items in excess of $1.0 million and monitoring capital expenditures relative to annual capital plans, and

  •
  Monitoring various financial measurements for CH2M HILL relative to established financial policies.

Audit Subcommittee

        The Board of Directors has established an Audit Subcommittee of the Audit and Finance Committee consisting entirely of outside Directors, which currently includes Carolyn Chin, Jerry D. Geist, David B. Price and Barry L. Williams (Chairman). Ralph F. Cox serves as an independent consultant to the subcommittee and actively participates in committee meetings on a regular basis. The Audit Subcommittee meets independently of the Audit and Finance Committee. During 2008, the Audit Subcommittee met four times. The Board of Directors has determined that each member of the Audit Subcommittee is independent in accordance with the definition provided in the Securities and Exchange Commission's Rule 10A-3 and the Financial Industry Regulatory Authority, Inc. (formerly National Association of Securities Dealers, Inc.) Rule 4200(a)(15) and complies with the requirements of the Sarbanes-Oxley Act of 2002. While certain members of the Audit Subcommittee have credentials required of a financial expert, CH2M HILL has not designated a specific financial expert. CH2M HILL concluded that it was not necessary to name one member of the Audit Subcommittee as its financial expert given the size of CH2M HILL and active participation of all qualified members of the Audit Subcommittee on financial matters. The Audit Subcommittee operates under a written charter approved by the Board of Directors. The Audit Subcommittee charter is located in the About Us/Employee Ownership Section of our web site at www.ch2m.com and a copy will be provided without charge to any shareholder upon request. Its responsibilities include:

  •
  Appointing CH2M HILL's independent auditors,

  •
  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent auditors,

  •
  Establishing procedures for (a) the receipt, retention, and treatment of complaints received by CH2M HILL regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M HILL of concerns regarding questionable accounting or auditing matters,

  •
  Conferring with CH2M HILL's independent auditors and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom, and

  •
  Reviewing the financial statements with management and the independent auditors.

        The following table presents fees for services rendered by our independent auditors, KPMG LLP, during the years ended December 31 (in thousands):

	2008	2007
Audit fees(1)	$3,143	$4,367	(4)
Audit-related fees(2)	265	451

Audit and audit-related fees	3,408	4,818
Tax fees(3)	1,682	1,328

Total fees	$5,090	$6,146

    (1)
    Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory audits of subsidiaries, accounting consultations, and assistance with registration statements and consents.

    (2)
    Audit-related fees include benefit plan audits, accounting consultation on proposed transactions and attest services not required by statute or regulation.

    (3)
    Tax fees consist of fees for tax consultation and tax compliance services.

    (4)
    Audit fees were higher in 2007 due to increased audit services provided by KPMG LLP related to CH2M HILL's acquisitions, including the acquisition of VECO Corporation in September 2007.

        All audit and non-audit services performed on our behalf by our independent auditors and all related fees are pre-approved by the Audit Subcommittee at its regularly scheduled meetings. The Audit Subcommittee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

Report of the Audit Subcommittee

        We have reviewed and discussed with management CH2M HILL's financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. CH2M HILL's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

        We have reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2008. We have reviewed and discussed with management and the independent auditors the review of our financial reporting and internal controls undertaken in connection with certifications by our Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of our filings with the Securities and Exchange Commission. We also reviewed and discussed other matters as deemed appropriate, involving our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission. Additionally, we have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, PCAOB Release 2008-003 April 22, 2008, and have discussed with the auditors their independence from the Company and its management. We also have considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Subcommittee:
Barry L. Williams, Chairman
Carolyn Chin
Ralph F. Cox
Jerry D. Geist
David B. Price

Compensation and Workforce Committee

        The Compensation and Workforce Committee held four meetings during 2008. The 2008 director members were Carolyn Chin, Jerry D. Geist (Chairman), Garry M. Higdem, Ralph R. Peterson (non-voting member), David B. Price and Barry L. Williams. The 2008 non-director member was Ralph F. Cox.

        The Compensation and Workforce Committee has established an Executive Compensation Subcommittee (the Subcommittee) consisting entirely of outside independent directors, which members currently include Carolyn Chin, Jerry D. Geist, David B. Price and Barry L. Williams. Ralph F. Cox serves as an independent consultant to the Subcommittee and actively participates in committee meetings on a regular basis. The Subcommittee is responsible for determining the senior executive compensation programs, including that of the Chief Executive Officer and Chairman of the Board and the other senior executive officers of CH2M HILL. The Subcommittee engages outside compensation consultants from time-to-time to advise it and CH2M HILL management on executive compensation matters.

        Total compensation for CH2M HILL senior executive officers consists of salary, annual cash and stock bonuses and long-term incentives, which include stock options and an objective performance based long-term incentive bonus of cash and stock. The annual bonus and long-term incentives introduce risk to the total senior executive compensation programs. The compensation levels determined by the Subcommittee are variable, may fluctuate significantly from year-to-year, and are directly tied to company and individual performance.

        The Subcommittee annually reviews the competitiveness of CH2M HILL's executive compensation programs compared to that of executives in similar positions with companies we compete with within our industry and geographic markets.

        The Subcommittee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Subcommittee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Subcommittee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Subcommittee reviews this policy on an ongoing basis.

        The Subcommittee is also responsible for providing information to shareholders as part of this proxy regarding CH2M HILL's compensation policies applicable to the Chief Executive Officer and the four or five other most highly compensated executive officers, as is required by the US Securities and Exchange Commission. The Compensation and Workforce Committee has no written charter.

Executive Committee

        The Executive Committee did not hold any meetings during 2008. In 2008 director members were Robert G. Card, Carolyn Chin, Jerry D. Geist, Garry M. Higdem, Ralph R. Peterson (Chairman), David B. Price and Barry L. Williams. Ralph F. Cox is a non-voting participant and consultant to the committee, and actively participates in committee meetings. The Executive Committee, except as limited by Oregon law, may exercise any of the powers and perform any of the duties of the Board of Directors if delegated by the Board of Directors.

Nominating Committee

        The Nominating Committee did not hold any meetings during 2008. The 2008 director members were Mark A. Lasswell, Ralph R. Peterson (Chairman, non-voting) and M. Catherine Santee. The 2008 non-director members were Steve Gelman, Rick Hirsekorn and Jan Walstrom. The Nominating

Committee is responsible for identifying and nominating employee candidates for election to the Board of Directors. The outside directors are nominated by the entire Board of Directors. The Nominating Committee's responsibilities include:

  •
  Establishing a procedure for identifying employee nominees for election to the Board of Directors. The Nominating Committee reviews the candidates for the Board of Directors identified by management and employees and proposes a nominee for each position to be filled, which is submitted to the shareholders not more than 60 days but not less than three days prior to the date of the annual meeting. Thereafter, 30 days is allowed for the additional nomination of candidates by petitions signed by shareholders representing at least 10% of the outstanding shares of common stock and by complying with the appropriate U.S. Securities and Exchange Commission Proxy Rules, regarding among other things, the deadlines for submitting nominee candidates.

  •
  Proposing employee nominees to fill vacancies on the Board of Directors as they occur.

  •
  Reviewing and recommending to the Board of Directors criteria for membership on the Board. The criteria for membership on the Board currently in effect includes, but is not limited to:

  •
  Personal characteristics of the highest caliber and proven leadership abilities,

  •
  Experience and capabilities similar to those required of senior corporate officers, including at least 15 years experience in the engineering and construction business,

  •
  Knowledgeable about the engineering and construction industry,

  •
  Knowledgeable about CH2M HILL and has worked with a broad cross section of technical and geographical issues. Capable of representing the interests of the entire enterprise in policy and governance issues, and

  •
  Fits the desired makeup of the Board of Directors during the elected term, based on current issues facing the Board.

        The Nominating Committee has no written charter. Every year when the committee starts its work for the annual board nominations, it sends a detailed description of its nominating process and qualification requirements for Board membership to all CH2M HILL shareholders and employees.

Ownership and Incentive Compensation Committee

        The Ownership and Incentive Compensation Committee held four meetings during 2008. In 2008, director members were Robert G. Card, William T. Dehn (Chairman), Garry M. Higdem, Mark A. Lasswell, Joan M. Miller, Ralph R. Peterson, Jacqueline C. Rast, M. Catherine Santee and Michael A. Szomjassy. In 2008, non-director members were Robert W. Bailey, Liliana Maldonado and Greg McIntyre. The Ownership and Incentive Compensation Committee's responsibilities include:

  •
  Developing policies and procedures for the Board of Directors approval governing the ownership and incentive compensation programs for CH2M HILL,

  •
  Monitoring the stock ownership program,

  •
  Monitoring the long-term incentive program,

  •
  Allocating funds for employee incentive plans,

  •
  Overseeing the Stock Option Incentive Program directly and through the Stock Option Management Committee,

  •
  Acting in synergy with the Compensation and Workforce Committee to support their determination of executive compensation, and

  •
  Recommending Board of Director actions as appropriate to achieve CH2M HILL's mission and goals.

Strategic Planning Group

        The Strategic Planning Group held four meetings during 2008. In 2008, director members were Robert G. Card, Carolyn Chin, William T. Dehn, Jerry D. Geist, Garry M. Higdem, Mark A. Lasswell, Joan M. Miller, Ralph R. Peterson (Chairman), David B. Price, Jacqueline C. Rast, M. Catherine Santee, Michael A. Szomjassy and Barry L. Williams. The 2008 non-director members were Robert C. Allen, Fred Brune, Ralph F. Cox, Rene Massinon, Lee A. McIntire, Michael E. McKelvy, Tom Searle, Nancy Tuor and Don Zabilansky. The Strategic Planning Group's responsibilities include reviewing the long-range plans of CH2M HILL.

Outside Director Search/Review Committee

        The Outside Director Search/Review Committee did not hold any meetings during 2008. The 2008 director members were Robert G. Card, Carolyn Chin, Jerry D. Geist, Ralph R. Peterson (Chairman), David B. Price and Barry L. Williams. The 2008 non-director member was Ralph F. Cox. The Outside Director Search/Review Committee's responsibilities include seeking qualified candidates for director who are not employees of CH2M HILL and whose backgrounds and expertise will add valuable skills and perspectives to the Board of Directors.

Review, Approval or Ratification of Transactions with Related Persons

        In 2008, CH2M HILL had no related party transactions. For purposes of this disclosure any transaction that exceeds $120,000 between CH2M HILL and any of our directors, executive officers or beneficial owners of at least 5% of our common stock, is considered to be a "related party" transaction.

Security Ownership of Certain Shareholders

        The following table presents information as of March 13, 2009, concerning the only known shareholder who owns five percent or more of CH2M HILL's common stock. CH2M HILL is not aware of any other beneficial owner of more than 5% of its common stock.

Name and Address of Shareholder	Title of Class	Number of Shares Held		Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan 9191 South Jamaica Street Englewood, CO 80112	Common	15,057,799	(1)	47.9%

(1)
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 13, 2009 as to the beneficial ownership of CH2M HILL's equity securities by (a) each Director and Director nominee, (b) each executive officer listed in the summary compensation table and (c) all of our Directors and executive officers as a group. None of the individuals listed below owns directly more than 1% of the outstanding shares of CH2M HILL. As a group, all Directors, Director nominees, and executive officers own 5.6% of the outstanding shares of CH2M HILL, including stock options exercisable within 60 days of March 13, 2009.

Name of Beneficial Owner	Common Stock Held Directly(1)	Common Stock Held Indirectly(2)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Robert W. Bailey	39,160	29,393	11,325	79,878
Robert G. Card	154,045	3,483	27,500	185,028
Carolyn Chin	2,715	—	—	2,715
William T. Dehn	73,966	56,884	9,000	139,850
Jerry D. Geist	21,315	48,375	—	69,690
Garry M. Higdem	142,720	278	27,500	170,498
Mark A. Lasswell	55,564	73,336	13,750	142,650
Lee A. McIntire	64,600	2,205	37,500	104,305
Joan M. Miller	23,225	20,765	6,375	50,365
Ralph R. Peterson	325,642	76,228	28,875	430,745
David B. Price	13,974	—	—	13,974
Jacqueline C. Rast	8,236	934	5,850	15,020
M. Catherine Santee	47,522	42,539	13,750	103,811
Michael A. Szomjassy	27,340	5,649	11,475	44,464
Nancy R. Tuor	22,879	13,968	6,400	43,247
Barry L. Williams	21,315	—	—	21,315
All directors, director nominees and executive officers as a group (19 people)	1,103,817	460,686	220,925	1,785,428

(1)
Includes restricted stock held by Directors and executive officers over which they maintain sole voting power but no investment power.

(2)
Includes common stock held through the Retirement and Tax-Deferred Savings Plan and the deferred compensation plan trusts.

        The following information is provided as of December 31, 2008 with respect to compensation plans pursuant to which CH2M HILL may grant equity awards to eligible persons. See Note 13 to the Consolidated Financial Statements, contained in CH2M HILL's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2008, for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	4,013,407	(2)	$21.39		9,952,448	(3)
Equity compensation plans not approved by security holders(4)	669,472	(5)	—	(6)	—	(7)

Total	4,682,879		$21.39		9,952,448

(1)
The equity compensation plans approved by security holders include the 1999 Stock Option Plan, the 2004 Stock Option Plan, the amended Payroll Deduction Stock Purchase Plan (PDSPP) and the Executive Officers Long-Term Incentive Plan (ELTIP).

(2)
Includes 74,113 shares earned in 2008 and issued under the ELTIP at a price of $31.10 during the first quarter of 2009. Refer to the Executive Compensation Discussion and Analysis below for a description of the ELTIP.

(3)
Includes 2,368,950 shares reserved for future issuance under the 2004 Stock Option Plan and 7,583,498 shares available for purchase under the amended PDSPP.

(4)
The equity compensation plans not approved by security holders include the Short Term Incentive Plan (STIP) and Long Term Incentive Plan (LTIP). In January 2000, CH2M HILL established the STIP to aid in the motivation, recruitment, retention and reward of employees. Management determines which employees, directors, and eligible consultants participate in the STIP. In January 1999, CH2M HILL established the LTIP to reward certain executives, project managers, and technologists for the creation of value in the organization through the achievement of specific long-term (3 year) goals of earnings growth and strategic initiatives. The Board of Directors of CH2M HILL determines which employees are eligible to participate in the LTIP in any program year and a new plan is established each year.

(5)
Includes 345,998 shares issued under the STIP and 323,474 shares issued under the LTIP during the first quarter of 2009. These shares were earned in 2008.

(6)
The STIP and LTIP shares were issued at a price of $31.10 during the first quarter of 2009.

(7)
Shares available for future issuance under the STIP and LTIP (excluding shares reflected in column (a)) are not determinable until the end of each year.

Non-Employee Director Compensation

        Non-employee Directors of CH2M HILL received an annual retainer of $45,000. In addition, committee chairpersons of the Compensation and Workforce Committee will be paid an annual retainer of $5,000 and for the Audit and Finance Committee, the committee chairperson will be paid an annual retainer of $7,500. In the case of the lead non-employee director, an annual retainer of $15,000 is paid, in addition to all other retainers. CH2M HILL also paid non-employee Directors a meeting fee of $1,500 for attendance at each Board of Directors meeting and $1,000 for attendance at each committee meeting up to $2,000 per day. CH2M HILL may, at its discretion, award cash and stock bonuses to non-employee Directors. Non-employee directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions. Non-employee Director compensation for the year ended December 31, 2008 was as follows:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Jerry D. Geist	$92,750	(1)	$63,750	—	—	—	—	$156,500
Carolyn Chin	74,250		63,750	—	—	—	—	138,000
David B. Price	68,750		63,750	—	—	—	—	132,500
Barry L. Williams	75,250		63,750	—	—	—	—	139,000

(1)
Fees earned were deferred.

(2)
Restricted stock awards were granted on May 12, 2008, with a vest date of May 12, 2009. Compensation amounts were calculated in accordance with SFAS 123(R) for awards issued pursuant to the Restricted Stock Plan. See Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2008, regarding the assumptions underlying the valuation of equity awards.

Compensation Committee Interlocks and Insider Participation

        CH2M HILL's Executive Compensation Subcommittee was formed to establish all compensation for the CEO and for reviewing and approving all compensation recommendations made by the CEO for other executive officers. The Subcommittee members include Carolyn Chin, Jerry D. Geist (Chairman), David B. Price and Barry L. Williams. No interlocking relationship exists between any member of the Board of Directors or the Executive Compensation Subcommittee and the board of directors or compensation committee of any other company.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

  General

        Philosophy and Objectives.    The fundamental philosophy and objective of CH2M HILL's executive compensation is to achieve competitive levels of overall compensation for each employee, including the CEO and our other executives and employees. CH2M HILL continues to face increased competitive pressures in the market for talented executives and employees. Even when faced with the current global economic slowdown, we anticipate that this competition for scarce talent will continue over the next few years across all global markets. At the same time, we believe that total compensation for our executives and employees needs to promote and reward short- and long-term performance of both the individual and the company. Accordingly, we have designed the company's compensation policies and practices to reward performance and facilitate attraction, retention and motivation of executives and employees in a manner that furthers the financial interest of our shareholders. In order to achieve those goals, we believe that we need to pay our executives and other employees overall compensation comparable to that paid by our principal competitors, with whom we compete for qualified employees and clients. Our compensation policies also reflect our view that shareholder interests can be best served by having a substantial portion of executives' total compensation be at-risk based on individual performance, business unit performance, and the performance of CH2M HILL as a whole.

        We believe our compensation policies, plans and programs have enabled us to attract and retain many of the most talented executives and employees in this highly competitive talent market, have encouraged management to focus on the long-term financial performance of CH2M HILL and have contributed to achieving CH2M HILL's technical and financial success.

        Compensation Process.    The Executive Compensation Subcommittee (the "Subcommittee") of CH2M HILL's Compensation and Workforce Committee has primary responsibility for the oversight and decision making in connection with the compensation of the executives of CH2M HILL. Currently, the members of the Subcommittee are Jerry D. Geist (Chairman), Carolyn Chin, David B. Price and Barry L. Williams. Ralph F. Cox is a non-voting participant and consultant to the Subcommittee. The Subcommittee is responsible for establishing all compensation for the Chief Executive Officer (CEO), Lee A. McIntire, including his base salary and incentive compensation. The Subcommittee is also responsible for reviewing the reasonableness of all salary and incentive compensation recommendations made by the CEO for other executives. These determinations are made after considering individual, corporate and business unit performance, the performance of our competitors and other similar businesses, and other relevant market compensation data.

        The Subcommittee has retained the services of an independent compensation consultant, Sibson Consulting, which we believe to be a highly qualified and well regarded executive compensation consulting firm. The independent compensation consultant assists the Subcommittee in carrying out its responsibilities by conducting a comprehensive assessment of the various components of our executive compensation programs against relevant compensation data for our market. The independent compensation consultant also recommends compensation ranges for the CEO and our other executives based on their assessment. The Subcommittee, with assistance of the independent compensation consultant, also utilizes a variety of appropriate third party sources for executive compensation information and best practices to augment their own assessments.

        The initial step in our annual compensation review process is for the independent compensation consultant to conduct an analysis of compensation in the relevant markets. In order to set 2009 base salary and incentive compensation targets, in 2008 the independent compensation consultant analyzed compensation amounts and policies at 13 companies (the "Reference Companies") that are selected annually by the independent compensation consultant and approved by the Subcommittee. The Reference Companies include companies with which we compete in our geographic and industry markets. The full list of reference companies is shown in Table 1 below. Available compensation and financial performance data for each of the Reference Companies is then analyzed by the independent compensation consultant. Based on that analysis, the independent compensation consultant defines the market range for each of our executives, which is usually within approximately 10% below and 15% above the median compensation of the Reference Companies as determined through statistical analysis.

 Table 1
Reference Companies

Company	2007 Revenue ($MMs)
Fluor Corp	$16,691
KBR, Inc.	$8,642
Jacobs Engineering Group Inc.	$8,474
Emcor Group Inc.	$5,927
URS Corp.	$5,383
Shaw Group Inc.	$5,724
AECOM	$4,237
McDermott Int'l Inc.	$5,632
Foster Wheeler Ltd.	$5,107
Chicago Bridge & Iron Co.	$4,363
Perini Corp.	$4,628
Granite Construction Inc.	$2,730
Tetra Tech Inc.	$1,013

        The independent compensation consultant provides the Subcommittee with a recommended compensation range for our CEO and reference compensation ranges for our other executives, which includes all of the "named executives." The CEO also receives the representative reference compensation ranges for the named executives and then provides the Subcommittee with compensation recommendations for each. The Subcommittee uses the survey data and advice received from the independent compensation consultant to set the CEO's compensation and to review and approve the CEO's recommendations with respect to the compensation of the named executives. In conjunction with this process, the independent compensation consultant also provides to the Subcommittee compensation surveys for officers and managers further down in our organization which our business group leaders use from time to time to set compensation levels throughout the organization.

        2008 Compensation Overview.    The Subcommittee reviewed the compensation for our CEO, COO and each named executive officer in 2007, as compared to relevant survey data and advice received from the independent compensation consultant. The Subcommittee determined that the compensation of these executives would be within or slightly below the projected median market level in 2008 for executives in comparable positions with the Reference Companies. Accordingly, the CEO, COO and other named executives' compensation for 2008 was set to correspond to the market level for these positions.

        Due to the increased competitive pressures in the market for talented executives, beginning in 2006, the Subcommittee embarked on a more aggressive schedule of incremental adjustments beginning to bring the CEO, COO and other named executives' total compensation in line with the competitive market place over time.

Principal Components of Compensation

        The CEO's, COO's and other named executives' compensation is comprised of three major components: base salary, short-term incentive compensation, and long-term incentive compensation.

        Base Salary.    Because pay-for-performance is the fundamental objective of our compensation policies, we generally look at total annual cash compensation as the sum of annual salary and short-term incentive compensation consisting of stock and cash bonus components. In general, CH2M HILL seeks to set the total annual cash compensation of the named executives within a range approximately 10% below or 15% above the median compensation levels determined by the independent consulting company at the Referenced Companies. This range represents what we consider to be a "market compensation" level. Of that total cash compensation amount, we then try to determine an appropriate portion to be paid as annual salary, based on surveys of salaries paid in the market for comparable positions, best practices and the Subcommittee's and managements best assessments. In the case of less experienced entrants into executive officer roles, we may phase compensation into the market range over time.

  •
  Effective January 1, 2009, Mr. McIntire succeeded Mr. Peterson as CEO. Mr. Peterson will continue as Chairman of the board until May of 2009. Mr. Peterson's compensation for 2009 was established under an agreement reported to the Board in September of 2008. As CEO during 2008, Mr. Peterson was paid an annual base salary of $995,000. The Subcommittee elected to continue to pay Mr. McIntire at his 2008 annual salary rate of $995,000. As CEO, Mr. McIntire elected to defer the annual review of other executives' salaries until later in 2009, in light of the continued 2009 economic downturn. In a similar action, the Subcommittee also elected to defer Mr. McIntire's annual salary review until later in 2009.

        Short-term Incentive Compensation.    The CEO's and other executives' short-term incentive compensation consists of cash and grants of shares of CH2M HILL's common stock. As discussed above, we generally view the sum of annual cash compensation and annual awards of short-term incentive compensation together as "total annual cash compensation" and seek to set total annual cash compensation at competitive market levels. Generally, annual incentives are awarded when prior fiscal year's results have been identified and reviewed against the individual executive officer's performance and objective business unit and company-wide performance goals. Under our short-term incentive program, we generally make annual awards in February or March of each year with respect to performance in the prior year. These awards are generally made 40% in CH2M HILL common stock and 60% in cash. Our policy is to allocate a substantial portion of the short-term incentive award in stock to encourage stock ownership among all of our employees, including executives, while including a cash component sufficient to pay taxes on the award. By awarding part of the incentive pay in CH2M HILL common stock, CH2M HILL seeks to encourage individuals to remain with the company, and focus on the long-term performance of CH2M HILL and maximize our shareholder value. CH2M HILL bylaws limit the amount any one shareholder can hold to 350,000 shares. To the extent a senior executive's total stock holdings are approaching the limit; we have discretion to pay the award entirely in cash. Individual executives may, however, elect to defer cash and/or stock payouts under the short-term incentive plans into stock or other forms of deferred compensation under our deferred compensation plans.

  •
  During 2009, Mr. Peterson received an STI award of $696,500, based on his and his firm's performance in 2008, as determined by the subcommittee. This award was approximately 70% of Mr. Peterson's 2008 target as CEO and represents the firm's below annual business plan performance.

  •
  During 2009, Mr. McIntire received an STI award of $696,500, based on his and his firm's performance in 2008, as determined by the subcommittee. This award was approximately 70% of

    Mr. McIntire's 2008 target as COO and represents the firm's below annual business plan performance.

  •
  As CEO for 2009, Mr. McIntire recommended STI awards for the other named executives based on similar criteria as those used for the CEO. All were measured as a team on the 2008 performance of the enterprise as a whole, with additional consideration given to their individual performance. Awards for these individuals ranged from approximately 50% to 105% of their individual 2008 target STI which the CEO, with the endorsement of the Subcommittee, viewed as fair consideration for performance by the group as a whole and as individuals.

        Long-Term Incentive Compensation.    The objective of our long-term incentive compensation program is to encourage our executives to focus on the long-term performance of CH2M HILL. The CEO's and other named executives' long-term incentive compensation generally consists of cash and stock components determined pursuant to multi-year, long-term incentive plans adopted by our Board of Directors, as well as stock options and restricted stock grants. Individual executives may, however, elect to defer cash and/or stock payouts under the long-term incentive plans into stock or other forms of deferred compensation under our deferred compensation plans. Annual stock option and restricted stock grants are made to further encourage the focus on growing shareholder value over time.

        We recognize that many of our competitors primarily rely on stock options and performance-based restricted stock grants, as opposed to cash payouts, as their primary form of long-term incentive compensation. As an employee-owned company, however, we are subject to various state laws that restrict the amount of stock options we have outstanding or available for grant at any time to a percentage of the total number of shares of our common stock outstanding. At the same time, as discussed below, we believe that stock options are valuable components of our compensation programs, and we wish to be able to grant stock options to individuals at various levels of the company in order to distribute the incentives they provide throughout the company's management, not just to senior executives. In addition, because our common stock is not listed on an exchange and we rely on our internal market to provide liquidity for our shareholders, and because we cannot reliably predict with certainty when options will be exercised or the fluctuations in the number of options that might be exercised from one period to another, we cannot predict whether an excessive number of options outstanding would have an impact on our internal market liquidity from one quarter to the next. As a result, we rely more heavily on cash payouts on our long-term incentive plans than many of our competitors.

        Executive Long-Term Incentive Plan:    Mr. Peterson and other named executives participate in an Internal Revenue Code section 162 (m) compliant Executive Long Term Incentive Plan (ELTIP), approved by our shareholders in 2003. Payment under the three year 2005 ELTIP was made in 2008 and payment under the 2006 ELTIP was made in 2009. These payments were based on the incentive grant and objective performance goals set in March 22, 2005 for the 2005 ELTIP and on February 20, 2006 for the 2006 ELTIP. These performance goals are generally financial in nature and focused on optimizing shareholder value. We also established minimum performance threshold targets to ensure shareholders receive a reasonable increase in share value before executives earn any ELTIP award. Awards are structured to reflect the share value appreciation achieved for shareholders. Consistent with our market pay philosophy, the ELTIP provides the Subcommittee discretion to ensure competitive levels of total compensation, while tying award payouts to performance outcomes. Since competitive compensation will often depend on market realities not known until the end of a given three-year ELTIP cycle, the range of available ELTIP payouts is set broadly for the Subcommittee to both reward executives for superior performance or penalize them for disappointing results, while permitting adjustment for any market compensation misalignment.

        As a primary focus of its deliberations in assessing the CEO's performance against ELTIP goals, the Subcommittee sets goals that are designed to create value for shareholders and ensure the achievement of strategic objectives designed to sustain the growth and viability of the enterprise while maintaining financial strength. For example, the goals focus on levels of performance that result in stock price increases at a compound growth rate of between 10% and 14% per annum. In our industry, this level of stock performance is exceptional and it is very difficult to achieve and sustain. Strategic goals are also used as modifiers that impact the ELTIP award upward or downward based on overall company performance objectives. These strategic modifiers ensure that one operational performance goal is not achieved at the expense of other important strategic objectives. Typical strategic modifiers would include financial targets for international revenue growth, net margin improvements and revenue derived from full service (not simply consulting engineering) projects.

        The Subcommittee certified Mr. Peterson's performance against these previously set goals and determined that Mr. Peterson's final 2005 ELTIP award, paid in 2008, should be $1,863,000 and his 2006 ELTIP award, paid in 2009, should be $2,700,000. These ELTIP awards recognize significant strategic accomplishments during each three year period of successful operations. The Subcommittee determined that these awards were in line with the objectives of CH2M HILL's ELTIP, are in strict compliance with the program's objective performance measures, and are warranted based on our performance during each three year valuation period.

        The Subcommittee certified Mr. McIntire's performance against these previously set goals and determined that Mr. McIntire's 2006 ELTIP award, paid in 2009, should be $1,035,000. These ELTIP awards recognize significant strategic accomplishments during each three year period of successful operations. The Subcommittee determined that these awards were in line with the objectives of CH2M HILL's ELTIP, are in strict compliance with the program's objective performance measures, and are warranted based on our performance during each three year valuation period.

        The Subcommittee also certified the performance of the other named executives against their previously set goals and determined their individual 2005 ELTIP awards, paid in 2008 and the 2006 ELTIP awards paid in 2009 should be at the maximum award level based on the significant strategic accomplishments during each of these three year periods of successful operations. The Subcommittee determined that these awards were in line with the objectives of CH2M HILL's ELTIP, are in strict compliance with the program's objective performance measures, and are warranted based on our performance during each three year valuation period.

        Stock Option Grants.    Although we generally rely on cash and stock-based awards more than on stock options, as discussed above, we do believe that stock options have features, including their long duration and corresponding tax deferral, that provide unique incentives to employees to focus on the long term prospects of CH2M HILL as a whole. In addition, we have a philosophy of distributing stock options to executives and employees at various levels of our organization in order to best take advantage of the incentives that stock options provide. As discussed above, we are limited in the number of options we can grant or have outstanding at any time, which limits the importance of stock options in our overall senior executive compensation structure. We distribute most of our options to employees below the senior executive level.

        From time to time, we also use stock option grants as special incentives or to overcome specific transitional issues for individual employees or executives. For example, if we hire an executive from a company, we may make a grant of stock options to provide appropriate additional compensation that is heavily weighted to the performance of CH2M HILL as a whole. We cannot predict all of the special circumstances that might result in the award of stock options, restricted stock or other long-term incentives and, subject to compliance with the term of the applicable plans, we reserve the flexibility to grant such awards in the future under any circumstance we deem appropriate.

        With the exception of grants made for a specific individual, such as a new hire, or for recognition of exceptional performance, we have made option grants on a fixed annual schedule in two steps. In February of each year, the Subcommittee makes option grant awards to senior executives, including the

CEO and named executives. These grants are timed to coincide with our annual compensation review involving our independent compensation consultant. In May of each year, stock option grants are made to a broader set of our employee population. Because our practice is to make option grants at approximately the same time each year, we do not coordinate option grants with the release of non-public information. Eligibility for these grants is typically limited to employees who are assigned to roles where their performance can have a direct impact on creation of value for shareholders.

        In all cases, the strike price of the stock options has been at the stock value in effect on the date of grant, which we believe to be the fair market value for the stock set in accordance with our stock valuation methodology. Although the stock option plan provides us with some flexibility to grant non-qualified stock options at strike prices not less than 90% of the fair value on grant date, we have not elected to do so. Options generally vest over a three-year period (25%, 25%, and 50% on each of the first three anniversaries of the grant date) and generally expire five years after the grant date. This provides a reasonable time frame to align the executive officer's compensation with the appreciation of our common stock.

        Although we are required to reflect compensation expense for such options pursuant to applicable accounting rules, such stock options have realizable value only to the extent that the price of CH2M HILL's stock increases during the term of the stock option.

        Restricted Stock Grants.    We also use grants of restricted stock for a component of our long-term incentive compensation program. Restricted stock grants generally vest over a period of years based on management discretion. We are required to reflect compensation expense for such restricted stock pursuant to applicable accounting rules on the date of grant, but the individual recipient will only realize the value of the stock if he or she remains with CH2M HILL until vesting. Restricted stock is granted in lieu of cash to reward and recognize employees for exceptional performance and to hire talented new employees and provide them an incentive to remain with CH2M HILL for several years.

        Perquisites and Other Compensation.    In keeping with our philosophy of market based pay-for-performance, we have historically provided only modest executive benefits and perquisites and have not viewed these forms of compensation as an important part of total compensation. Such perquisites include financial counseling fees for each named executive officer. Also included are dues and fees for country club memberships for Mr. Higdem and Mr. McIntire. These memberships partially serve as a vehicle for client and community leader networking. Nevertheless, the Subcommittee retains the right to reevaluate this policy in the future.

  Policies for Allocations Between Various Components of Compensation

        We have a fundamental goal of using our compensation elements to reward performance on an individual, business unit and enterprise-wide basis. In order to achieve this pay-for-performance objective, more than 50% of our executives' total compensation has historically been represented by "at risk" short- and long-term incentive components. As a result, we believe our executives' compensation is heavily dependent on their individual performance, performance of the business unit they are responsible for, and the company's performance as a whole during the prior fiscal year, in the case of short-term incentive compensation, and over longer periods, in the case of long-term incentive compensation.

  Executive Stock Ownership Guidelines

        CH2M HILL's Board of Directors has established stock ownership guidelines for our executives and members of senior management. The guidelines are intended to encourage management to own a meaningful amount of CH2M HILL stock and therefore align individual financial goals with the success of our company as a whole. Although we believe it appropriate for our executives to maintain stock holdings in line with the stock ownership guidelines, compliance is voluntary. The following table sets forth the current stock ownership guidelines as articulated by our Board of Directors:

Position	Stock Ownership (as a multiple of Annual Salary)
Chief Executive Officer	Five Times Salary
President and Chief Operating Officer	Four Times Salary
Other Named Executives	Three Times Salary
Other Senior Executives	Two Times Salary
Other Senior Management	One Times Salary

REPORT OF THE EXECUTIVE COMPENSATION SUBCOMMITTEE

        We evaluate and establish compensation for CH2M HILL's executives and oversee the deferred compensation plans, the Company stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M HILL's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Executive Compensation Discussion and Analysis section of this report. We are satisfied that the Executive Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Subcommittee with regard to executive compensation. We recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Executive Compensation Subcommittee:
Jerry D. Geist, Chairman
Carolyn Chin
David B. Price
Barry L. Williams

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding total compensation for the three one-year periods ended December 31, 2008, 2007, and 2006, which includes required disclosure for our CEO, CFO and the other four most highly compensated executive officers of CH2M HILL.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ralph R. Peterson	2008	995,000	696,500	—	38,120	2,700,000	1,152,433	103,814	5,685,867
Chief Executive Officer	2007	950,000	1,280,000	—	25,412	1,863,000	—	86,085	4,204,497
and Chairman	2006	900,000	750,000	—	12,090	1,463,000	—	268,006	3,393,096
Samuel H. Iapalucci	2008	206,250	89,000	580,000	36,305	320,000	27,009	17,500	1,276,064
Executive Vice President	2007	525,000	323,400	693,600	24,202	252,000	—	48,404	1,866,606
and Chief Financial Officer	2006	500,000	225,000	505,000	11,514	170,000	—	84,262	1,495,776
M. Catherine Santee(3) Senior Vice President and Chief Financial Officer	2008	400,000	156,000	214,911	22,367	71,136	—	35,628	900,042
Robert G. Card(2)	2008	525,000	559,495	681,123	36,305	160,000	347,690	2,208,335	4,517,948
Senior Vice President	2007	500,000	344,000	651,123	24,202	160,000	—	649,499	2,328,824
Garry M. Higdem	2008	560,000	246,000	842,833	47,876	297,000	—	49,964	2,043,673
Senior Vice President	2007	520,000	484,000	1,008,083	36,763	—	—	42,023	2,090,869
	2006	495,000	317,000	2,267,583	23,028	—	—	87,405	3,190,016
Donald S. Evans	2008	525,000	275,625	523,000	36,305	282,000	432,201	52,147	2,126,278
Senior Vice President	2007	500,000	264,000	628,800	24,202	235,200	—	63,075	1,715,277
	2006	470,000	195,000	464,000	11,514	156,000	—	120,024	1,416,538
Lee A. McIntire(1)	2008	675,625	417,900	1,049,600	70,394	414,000	—	71,117	2,698,636
President and Chief	2007	600,000	414,000	342,667	60,046	—	—	169,927	1,586,640
Operating Officer	2006	484,000	340,000	227,000	23,028	—	—	47,512	1,121,540
(1)
Mr. McIntire became CH2M HILL's President and Chief Operating Officer on February 14, 2006, and Chief Executive Officer on January 1, 2009.

(2)
Mr. Card became one of our four other most highly compensated executive officers in 2007 and therefore his 2006 compensation is not included in this table.

(3)
On February 15, 2008, Samuel H. Iapalucci announced his intention to retire from his position as Executive Vice President, Secretary and Chief Financial Officer of CH2M HILL, effective April 15, 2008. Mr. Iapalucci has served as our Chief Financial Officer since 1994 and as our Executive Vice President since 2001. Ms. M. Catherine Santee, CH2M HILL's Senior Vice President of Finance and a member of our Board of Directors, has been appointed to replace Mr. Iapalucci as our Chief Financial Officer effective April 15, 2008.

(4)
Bonus amounts in column (d) for fiscal year 2008, 2007 and 2006 consist of bonuses earned under the STIP and any discretionary bonuses paid to the named executive officers. STIP awards are generally paid 60% cash and 40% in common stock. The stock portion is included in the Stock Awards column. The following table provides a summary of the bonuses earned during the years ended December 31.

	Short Term Incentive Plan ($)				Discretionary ($)				Total ($)
Name	2008	2007	2006		2008	2007	2006		2008	2007	2006
Ralph R. Peterson	696,500	1,280,000	750,000	(i)	—	—	—		696,500	1,280,000	750,000
Samuel H. Iapalucci	89,000	323,400	225,000		—	—	—		89,000	323,400	225,000
M. Catherine Santee	156,000	—	—		—	—	—		156,000	—	—
Robert G. Card	204,000	294,000	—		355,495	50,000	—	(ii)	559,495	344,000	—
Garry M. Higdem	246,000	324,000	267,000		—	160,000	50,000	(ii)	246,000	484,000	317,000
Donald S. Evans	275,625	264,000	195,000		—	—	—		275,625	264,000	195,000
Lee A. McIntire	417,900	414,000	240,000		—	—	100,000	(ii)	417,900	414,000	340,000
  (i)
  Mr. Peterson's 2008, 2007 and 2006 STIP awards were all paid in cash.

  (ii)
  Both Mr. Card and Mr. Higdem had guaranteed payments as part of their employment agreements as follows: Mr. Higdem $400,000 in 2007 and $125,000 in 2006; Mr. Card $125,000 in 2007. The payments were made 40% in cash (included above) and 60% in stock (included in the Stock Award column). Mr. McIntire was paid a hiring bonus of $100,000 in 2006.

(5)
Amounts in column (e) represent stock issued in connection with the STIP and the ELTIP programs, as well as restricted stock awards. ELTIP awards are generally paid 40% in cash and 60% in common stock. The cash portion of the ELTIP award is presented in Non Equity Incentive Compensation column (g). The following table provides a summary of the stock awards earned during the years ended December 31:

	STIP Awards ($)			ELTIP Awards ($)				Discretionary Awards ($)(iii)			Restricted Stock Awards ($)(ii)			Total Stock Awards ($)
Name	2008	2007	2006	2008	2007	2006		2008	2007	2006	2008	2007	2006	2008	2007	2006
Ralph R. Peterson	—	—	—	—	—	—		—	—	—	—	—	—	—	—	—
Samuel H. Iapalucci	—	215,600	150,000	480,000	378,000	255,000		—	—	—	100,000	100,000	100,000	580,000	693,600	505,000
M. Catherine Santee	104,000	—	—	106,704	—	—		—	—	—	4,207	—	—	214,911	—	—
Robert G. Card	136,000	196,000	—	405,000	240,000	—		—	75,000	—	140,123	140,123	—	681,123	651,123	—
Garry M. Higdem	164,000	216,000	178,000	445,500	—	—	(i)	—	240,000	75,000	233,333	552,083	2,014,583	842,833	1,008,083	2,267,583
Donald S. Evans	—	176,000	130,000	423,000	352,800	234,000		—	—	—	100,000	100,000	100,000	523,000	628,800	464,000
Lee A. McIntire	278,600	276,000	160,000	621,000	—	—	(i)	—	—	—	150,000	66,667	67,000	1,049,600	342,667	227,000
  (i)
  Mr. Higdem and Mr. McIntire joined the company in 2005 and 2006, respectively, and therefore did not participate in the 2003 and 2004 ELTIP programs.

  (ii)
  These are time-vested restricted stock awards whose value was calculated in accordance with Statement of Financial Accounting Standards No. 123(R), "Share Based Payment," (SFAS 123(R)). Refer to Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2008 regarding the assumptions underlying the valuation and recognition of compensation cost for equity awards. Refer to the Grant of Plan Based Awards table for the total grant date fair value of restricted stock awarded in 2008.

  (iii)
  See further information at Note 4 above.

(6)
Amounts represent the portion of the fair value of the options earned and recognized as compensation expense in accordance with SFAS 123(R) and do not represent cash payments made to the individuals or amounts realized. Under SFAS 123(R), the fair value of options granted to employees is recognized ratably over the vesting period. Only a portion of these options held by any named executive officer is currently vested. See Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2008, regarding the assumptions underlying the valuation of equity awards. Refer to the Grants of Plan Based Awards table for the total grant date fair value of options granted in 2008.

(7)
This column represents the cash portion of the ELTIP awards. Mr. Peterson's entire 2008, 2007, and 2006 ELTIP award were paid in cash. Refer to Note 5 above for further information about the stock portion of the ELTIP included in the Stock Awards column. The 2006, 2007 and 2008 ELTIP awards were paid on March 9, 2007, March 7, 2008 and March 13, 2009 respectively.

(8)
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan and the Supplemental Executive Retirement Plan ("SERP"). Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2008, 2007 and 2006 consolidated financial statements. Refer to Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2008 regarding the assumptions underlying the valuation of pension benefits.

	Defined Benefit Plan ($)			Supplemental Executive Retirement Plan (SERP) ($)(i)			Net Change in Present Value and Nonqualified Deferred Compensation Earnings ($)
Name	2008	2007	2006	2008	2007	2006	2008	2007	2006
Ralph R. Peterson	21,224	4,856	16,553	1,131,209	(119,959)	(257,608)	1,152,433	(115,103)	(241,055)
Samuel H. Iapalucci	—	—	—	27,009	—	(5,142)	27,009	—	(5,142)
M. Catherine Santee	—	—	—	—	—	—	—	—	—
Robert G. Card	5,073	(1,602)	—	342,617	(111,184)	—	347,690	(112,786)	—
Garry M. Higdem	—	—	—	—	—	—	—	—	—
Donald S. Evans	15,029	(1,645)	11,428	417,172	(57,401)	(73,682)	432,201	(59,046)	(62,254)
Lee A. McIntire	—	—	—	—	—	—	—	—	—
  (i)
  Pension plans are aggregated for purposes of calculating the change in actuarial present value. The defined benefit plan that the named executive officers participate in is currently frozen.

    See the Pension Benefits table for further discussion.

(9)
Amounts shown for 2008, 2007 and 2006 include:

	Foreign Service Income ($)			Perquisites and Other Personal Benefits ($)(i)				Registrant Contributions to Deferred Compensation Plans ($)(iv)			Registrant Contributions to Defined Contribution Plans ($)(vi)			Insurance Premiums ($)			Tax Reimbursement ($)				Total Other Compensation ($)
Name	2008	2007	2006	2008	2007	2006		2008	2007	2006	2008	2007	2006	2008	2007	2006	2008	2007	2006		2008	2007	2006
Ralph R. Peterson	—	—	—	5,585	5,370	5,150		72,675	68,875	226,091	11,867	(799)	24,626	9,629	8,895	8,397	4,058	3,744	3,742		103,814	86,085	268,006
Samuel H. Iapalucci	—	—	—	6,565	8,065	8,030		—	28,500	53,130	6,013	5,728	18,100	850	2,327	1,218	4,072	3,784	3,784		17,500	48,404	84,262
M. Catherine Santee	—	—	—	5,585	—	—		13,787	—	—	11,867	—	—	331	—	—	4,058	—	—		35,628	—	—
Robert G. Card	2,127,171	142,118	—	5,585	5,370	—		28,025	26,125	—	11,867	6,947	—	2,327	1,107	—	33,360	467,832	—	(v)	2,208,335	649,499	—
Garry M. Higdem	—	—	—	7,685	7,810	54,058	(iii)	31,350	28,025	26,124	4,415	1,485	—	2,426	1,228	1.228	4,088	3,475	5,995		49,964	42,023	87,405
Donald S. Evans	—	—	—	5,585	24,589	24,239	(vii)	28,025	26,125	76,181	11,867	6,459	17,368	2,612	2,158	2.106	4,058	3,744	—		52,147	63,075	120,024
Lee A. McIntire	—	—	—	5,585	50,845	9,987	(ii)	46,716	103,385	25,112	11,867	7,290	7,128	2,891	2,714	2.297	4,058	5,693	2,998		71,117	169,927	47,512
  (i)
  Except as otherwise stated below, the amounts shown reflect financial consulting fees for each named executive officer. The amount in this column also includes country club dues for Mr. Higdem and Mr. Iapalucci. The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named officer, except as noted in (ii) below.

  (ii)
  The 2007 amount includes $43,600 of country club dues.

  (iii)
  The 2006 amount includes relocation and moving expenses of $44,521.

  (iv)
  The amounts shown for 2008 are included in the Nonqualified Deferred Compensation Table.

  (v)
  The 2008 and 2007 amounts include reimbursements for foreign taxes paid.

  (vi)
  2007 contributions were reduced by a prior year adjustment.

  (vii)
  The 2007 and 2006 amounts include a housing allowance of $19,219 and $19,200, respectively.

Grants of Plan Based Awards In 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Shares of Stock or Units (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Ralph R. Peterson	N/A	—	2,985,000	5,970,000	—	—	—	—
	2/08/08	—	—	—	—	10,500	30.32	54,495
Samuel H. Iapalucci	N/A	—	165,000	330,000	—	—	—	—
	2/08/08	—	—	—	—	10,000	30.32	51,900
M. Catherine Santee	N/A	—	320,000	640,000	—	—	—	—
	5/08/08	—	—	—	—	10,000	31.31	60,400
Robert G. Card	N/A	—	420,000	840,000	—	—	—	—
	2/08/08	—	—	—	—	10,000	30.32	51,900
Garry M. Higdem	N/A	—	448,000	896,000	—	—	—	—
	2/08/08	—	—	—	—	10,000	30.32	51,900
Donald S. Evans	N/A	—	420,000	840,000	—	—	—	—
	2/08/08	—	—	—	—	10,000	30.32	51,900
Lee A. McIntire	N/A	—	945,000	1,890,000	—	—	—	—
	2/08/08	—	—	—	—	10,000	30.32	51,900
(1)
Information set forth reflects ELTIP opportunities that were granted in 2008. The 2008 program will be paid out on or after the three-year award period ending December 31, 2011. Generally, the payment of the awards will be 60% in common stock, valued at the date of payment, and 40% in cash. The criterion for payout is based on specific long-term objective and identifiable performance goals of earnings growth and strategic imperatives for CH2M HILL.

(2)
Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively and have a term of five years from the date of grant.

(3)
Grant date fair value of stock and option awards was calculated in accordance with SFAS 123(R). The grant date fair value is recognized as compensation expense over the vesting period under SFAS 123(R) and is reflected in the Summary Compensation Table in the year it is recognized. See Note 13 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2008, regarding the assumptions underlying the valuation of equity awards.

Outstanding Equity Awards at December 31, 2008

	Option Awards						Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)(1)	Number of securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised (#)	Option Exercise Price ($)	Option Expiration	Number of shares or Units of Stock that have not vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Ralph R. Peterson	02/25/05	10,500	—	—	14.92	2/25/2010	—	—	—	—
	02/10/06	5,250	5,250	—	18.72	2/10/2011
	02/09/07	2,625	7,875	—	19.63	2/09/2012
	02/08/08	—	10,500	—	30.32	2/08/2013
Samuel H. Iapalucci	02/25/05	10,000	—	—	14.92	2/25/2010	26,709	821,836	—	—
	02/10/06	5,000	5,000	—	18.72	2/10/2011
	02/09/07	2,500	7,500	—	19.63	2/09/2012
	02/08/08	—	10,000	—	30.32	2/08/2013
M. Catherine Santee	02/13/04	3,500	—	—	12.07	2/13/2009	5,000	153,850	—	—
	05/12/05	4,500	—	—	14.94	5/12/2010
	05/11/06	2,250	2,250	—	17.83	5/11/2006
	05/10/07	1,125	3,375	—	20.91	5/10/2012
	05/08/08	—	10,000	—	31.31	5/08/2013
Robert G. Card	02/25/05	10,000	—	—	14.92	2/25/2010	66,709	2,052,636	—	—
	02/10/06	5,000	5,000	—	18.72	2/10/2011
	02/09/07	2,500	7,500	—	19.63	2/09/2012
	02/08/08	—	10,000	—	30.32	2/08/2013
Garry M. Higdem	02/10/06	10,000	10,000	—	18.72	2/10/2011	50,619	1,557,547	—	—
	02/09/07	2,500	7,500	—	19.63	2/09/2012
	02/08/08	—	10,000	—	30.32	2/08/2013
Donald S. Evans	02/13/04	10,000	—	—	12.07	2/13/2009	26,709	821,836	—	—
	02/25/05	10,000	—	—	14.92	2/25/2010
	02/10/06	5,000	5,000	—	18.72	2/10/2011
	02/09/07	2,500	7,500	—	19.63	2/09/2012
	02/08/08	—	10,000	—	30.32	2/08/2013
Lee A. McIntire	02/24/06	10,000	10,000	—	18.72	2/24/2011	18,929	582,445	—	—
	02/09/07	7,500	22,500	—	19.63	2/09/2012
	02/08/08	—	10,000	—	30.32	2/08/2013
(1)
Stock Options are granted at an exercise price equal to the fair market value of CH2M HILL's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(2)
Vesting dates for the restricted stock are as follows: Mr. Iapalucci's 26,709 shares vest on 2/10/2011; Ms. Santee's 5,000 shares vest on 11/17/2026; Mr. Card's 40,000 shares vest on 2/10/2018 and 26,709 shares vest on 2/10/2011; Mr. Higdem's 23,909 shares vest on 1/1/2009 and 26,709 shares vest on 2/10/2011; Mr. Evans' 26,709 shares vest on 2/10/2011; Mr. McIntire's 10,684 shares vest on 2/14/2009 and 8,245 shares vest on 2/8/2011.

(3)
Market value is calculated based on the fair market value of the Company's stock at December 31, 2008.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Ralph R. Peterson	10,500	196,350	—	—
Samuel H. Iapalucci	10,000	187,000	—	—
M. Catherine Santee	4,500	72,225	—	—
Robert G. Card	5,000	83,300	—	—
Garry M. Higdem	—	—	38,105	1,064,654	(2)
Donald S. Evans	9,000	165,870	—	—
(1)
Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

(2)
Represents the number of shares vested times the fair market value of our common stock on the date the shares vest. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

PENSION BENEFITS AS OF DECEMBER 31, 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)
Ralph R. Peterson	CH2M HILL Pension Plan (Defined Benefit Plan)	28	360,811		—
	CH2M HILL Supplemental Executive Retirement Plan	43	2,541,238		—
Robert G. Card	CH2M HILL Pension Plan (Defined Benefit Plan)	19	86,253		—
	CH2M HILL Supplemental Executive Retirement Plan	31	507,288
Garry M. Higdem	CH2M HILL Supplemental Executive Retirement Plan	3	—	(2)	—
Samuel H. Iapalucci	CH2M HILL Supplemental Executive Retirement Plan	14	27,009		—
Donald S. Evans	CH2M HILL Pension Plan (Defined Benefit Plan)	13	89,909		—
	OMI Pension Plan (Defined Benefit Plan)	9	165,588
	CH2M HILL Supplemental Executive Retirement Plan	35	816,682		—
(1)
Amounts shown reflect the actuarial present value of the named executive officer's benefits under all pension plans established by CH2M HILL determined using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2008 consolidated financial statements.

(2)
Mr. Higdem is a participant in the SERP, however his present value of accrued benefits were $0 at December 31, 2008. This occurred because their combined offsets exceeded the gross SERP accrued benefit (see below for more detail).

        Mr. Peterson and Mr. Card are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to 1.0 percent of average base compensation (up to $150,000) for 1987 through 1991, multiplied by years of credited benefit service prior to 1992, plus 1.0 of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993.

        Mr. Evans is a participant in the CH2M HILL Pension Plan with respect to his credited benefit service prior to May 1, 1986, and he is a participant in the OMI Retirement Plan with respect to his credited benefit service from May 1, 1986 through December 31, 1995. Benefits under the OMI Retirement Plan are equal to 1.5 percent of average compensation (up to the applicable IRS compensation limit for each year) multiplied by the first 20 years of credited benefit service, plus 0.5 percent of average compensation (up to the applicable IRS compensation limit for each year) multiplied by credited benefit service in excess of 20 years. Mr. Evans' benefit under the OMI Retirement Plan was frozen as of December 31, 1995 upon his transfer from employment covered by the Plan.

        Mssrs. Iapalucci, Higdem and McIntire are not participants in a company- sponsored pension plan.

        Mssrs. Peterson, Higdem, Evans and Card are participants in a Supplemental Executive Retirement Plan (SERP). This plan provides that CH2M HILL will pay a supplemental retirement benefit to certain of its senior executives if they retire from CH2M HILL on or after age 65. The Gross SERP target benefit is determined as follows: a lump sum value at age 65 is determined based on 50% of final compensation, as determined by the Board of Directors. Final compensation is currently 2008 compensation. This lump sum is then reduced by the sum of: (1) the combined account balance, which is the sum of all CH2M HILL employer contributions to retirement accounts (including earnings and appreciation), (2) the lump sum value of the frozen qualified defined benefit pension plan, and (3) the lump sum value of 50% of the social security benefit. The amount of the SERP benefit may change from time-to-time based on the decision of the Board of Directors of CH2M HILL.

        Participants are eligible for early retirement after age 55, but only at the discretion of the Board of Directors for unvested balances. Mssrs. Peterson, Card and Evans are currently eligible for an early retirement benefit. The SERP benefit calculation described above is modified as follows for an early retirement benefit: final compensation is reduced by a fraction, the numerator of which is active service at CH2M HILL and the denominator is potential years of service at CH2M HILL from date of employment to age 65. In addition, the lump sum annuity is discounted by 3% per annum for the years to age 65.

Non-Qualified Deferred Compensation as of December 31, 2008

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)(1)		Aggregate Earnings During Year ($)(2)	Aggregate Withdrawals/ Distributions During Year ($)	Aggregate Balance at End of Year ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)
Ralph R. Peterson	8,501,286	36,338	72,675		(2,180,182)	—	6,430,117
Sam Iapalucci	3,692,139	5,134	—		174,605	(3,871,878)	—
Catherine Santee	1,257,911	6,893	13,787		23,725	—	1,302,316
Robert G. Card	239,548	14,012	28,025		(50,602)	—	230,983
Garry M. Higdem	92,217	15,675	31,350		(48,970)	—	90,272
Donald S. Evans	4,194,217	542,813	28,025	(5)	9,245	—	4,774,300
Lee A. McIntire	177,672	19,000	103,801	(3)	(91,561)	—	208,912
(1)
Amounts shown are also reported as compensation in the Summary Compensation Table.

(2)
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature.

(3)
Additional retirement benefits of $57,085 were provided in 2008. Refer to discussion below regarding discretionary contributions to the nonqualified deferred compensation plan.

(4)
Vested balances are as follows: Mr. Higdem—$53,576 and Mr. McIntire—$71,331

(5)
Includes $176,000 and $352,800 of company stock that was reported in the 2007 Summary Compensation table as the stock portion of the short-term incentive award and the 2007 ELTIP earned in 2007 but paid in 2008, respectively.

        Mssrs. Peterson, Card, Higdem, Evans and McIntire and Ms. Santee are participants in the Deferred Compensation Plan (DCP). The plan provides for participants to defer up to 50% of base pay and 100% of incentive pay. Participants are vested 100% at all times. For DCP account balances at December 31, 2008, participants can choose to start distribution upon: (a) termination of employment, (b) retirement, or (c) a date elected by the participant. Participants can choose payment in either a lump sum or through annual installments over 5, 10, or 15 years.

        Mssrs. Peterson, Card, Higdem, Evans and McIntire and Ms. Santee are participants in the Executive Deferred Compensation Plan (EDCP). CH2M HILL will contribute 4.75% of base pay in excess of the IRS limitation on compensation for qualified plans, which during 2008 was $230,000. Participants may defer up to an additional 4.75% of base pay in excess of the IRS limitation and CH2M HILL will match the contribution. Certain participants may also defer up to 100% of compensation in lieu of paid time off. They may also receive additional discretionary CH2M HILL contributions indexed to base pay.

        Participants are 100% vested at all times on deferrals and earnings on deferrals. Company contributions to the EDCP and the earnings thereon shall be 100% vested after the earlier of: (a) completion of 6 years of vesting service, (b) attainment of age 65, or (c) attainment of age 55 and completion of 5 years of vesting service. Prior to completion of any of the above events, company contributions vest according to the schedule below:

Years of Vesting Service	Vested %
Less than 2 years	0%
More than 2 but less than 3 years	20%
More than 3 but less than 4 years	40%
More than 4 but less than 5 years	60%
More than 5 but less than 6 years	80%
6 or more years	100%

        The EDCP serves two purposes. It allows CH2M HILL the opportunity to provide a company match for compensation deferrals made by highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. It is also used by CH2M HILL to provide additional retirement benefits for certain of its senior executives at levels to be determined from time-to-time by the Board of Directors. The deferred compensation plans have several hypothetical investment options that a participant may choose to invest the cash portion of their deferred compensation. Each hypothetical investment option is based on an investment fund that is similar to the 401(k) Plan. All deferrals of common stock must remain invested in common stock and are distributed in common stock. While the DCP and EDCP deferred compensation plans remain unfunded, a trust was established in 1999 to provide a source of funds to pay deferred compensation liabilities. Contributions have since been made to this trust. For DCP account balances at December 31, 2008, participants can choose to start distributions upon (a) termination of employment,

(b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over 5, 10 or 15 years.

Change of Control and Post-Termination Compensation

        Our CEO and each of the other named executive officers are party to a change of control agreement with the Company. Under the change in control agreements, upon the occurrence of a change of control, certain provisions become effective automatically, while other provisions do not become effective until a second event, such as the termination of the applicable executive's employment by the Company without good cause. The provisions that become automatically effective, such as the vesting of outstanding retirement plans and stock options and the pro rata payout of target amounts under short-term and long-term incentive plans, were selected because they are compensation components aimed at promoting the long-term interests of CH2M HILL as measured by stock price appreciation. Following a change of control, the changes in our stock price, if any, will likely be attributable to factors other than, or in addition to, the efforts of our executive team. Accordingly, we believe it is appropriate to accelerate vesting upon a change of control in order for our named executive officers and other senior executives to benefit from that portion of the incentive compensation attributable to periods prior to the change of control.

        The remaining provisions of the change of control agreements, such as severance benefits, are contingent upon the occurrence of a second triggering event to become effective. We believe that these components provide incentives to the executives to remain with the Company and contribute to the success of the post-change of control enterprise, which enhances the value of the enterprise to a potential acquirer. The specific provisions and amounts that would become payable under our change of control agreements are discussed below.

        Under the change of control agreements, CH2M HILL will provide each named executive officer with the following benefits at the time the change of control event occurs:

  •
  Immediate vesting in all retirement plans and of all outstanding options;

  •
  Pro-rata payout of amounts payable under the short-term incentive plan for the year of termination; and

  •
  Pro-rata payout of amounts payable under the long-term incentive plan or executive officers long-term incentive plan, as appropriate.

        CH2M HILL will provide each named executive officer with the following additional benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a change of control:

  •
  For the CEO and very few select senior executives, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the change of control occurs and (b) target annual incentive bonus payable under the Short-Term Incentive Plan;

  •
  For the other named executive officers, lump-sum payments in the amount equal to 1.5 times the sum of (a) annual base salary in effect at the time the change of control occurs and (b) target annual incentive bonus payable under the short-term incentive plan;

  •
  Continuation of health benefits for a period equal to the period the Executive would be entitled to continuation coverage under a group health plan of CH2M HILL following the Date of Termination; and

  •
  Immediate vesting of all options, restricted stock and other incentive grants and long-term incentive pay.

        For purposes of the change of control agreements, a "change of control" is defined generally to include:

  •
  Acquisition of 50% (or more) of the Fair Market Value of the CH2M HILL stock;

  •
  Acquisition of 30% (or more) of the voting securities of CH2M HILL;

  •
  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one year;

  •
  A significant merger or consolidation where CH2M HILL shareholders hold less than 75% of all shares outstanding of the surviving company; and

  •
  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

        Had a change in control occurred on the last day of fiscal 2008 and had their employment been terminated 24 months after such change in control, the named executive officers would have been eligible to receive the payments set forth in the table below.

Potential Payments Under Change of Control Agreements as of December 31, 2008:

Name	Salary & Bonus ($)	Immediate Vesting of Stock Options & Restricted Stock ($)(1)	Immediate Vesting of Retirement Benefits	Benefits ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Ralph R. Peterson	5,950,100	139,388	2,541,238	36,343	8,667,069
M. Catherine Santee	2,093,000	246,038	—	30,955	2,369,993
Robert G. Card	2,747,063	2,185,386	507,288	51,043	5,490,780
Garry M. Higdem	3,013,920	1,719,797	36,696	36,343	4,806,756
Lee A. McIntire	5,950,100	833,195	137,581	18,171	6,939,047
(1)
Accelerated vesting of stock option amounts was determined by measuring the fair value of unvested stock options at December 31, 2008, utilizing the provisions of SFAS No. 123(R). Accelerated vesting of restricted stock was determined by utilizing the fair market value of CH2M HILL stock on December 31, 2008.

(2)
Represents vesting of the SERP actuarial present value at December 31, 2008.

(3)
Represents vesting of company contributions to the deferred compensation plan.

(4)
Benefits relate to premiums for continuation of medical and dental coverage.

Proposal 2. Ratification of Appointment of Independent Auditors

        The Audit Subcommittee has appointed KPMG LLP to audit the consolidated financial statements of CH2M HILL for the year ending December 31, 2009 and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the Annual Meeting. He will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of appointment of independent auditors.

Proposal 3. Approval of the Revised Stock Option Plan

Description of Amendment

        On November 6, 2008, the Board of Directors of CH2M HILL adopted, subject to shareholder approval, the CH2M HILL Companies, Ltd. Stock Option Plan (the 2009 Option Plan or Plan), which replaces and supersedes in their entirety CH2M HILL's 1999 Stock Option Plan and 2004 Stock Option Plan.

        The Plan provides for the grant of non-qualified stock options to employees of CH2M HILL and its affiliates. Directors of and consultants to CH2M HILL and its affiliates may also be eligible to receive options under the Plan.

        The purpose of the 2009 Option Plan is to further the growth and development of CH2M HILL by affording an opportunity for stock ownership to employees, directors, and eligible consultants to CH2M HILL who are responsible for management and growth of CH2M HILL's business or who are involved in project and other endeavors significant to CH2M HILL's success.

        If approved by the shareholders, the 2009 Option Plan will be effective as of January 1, 2009.

        Shareholders are asked to vote on and approve the following resolution:

        RESOLVED, that the shareholders approve the CH2M HILL Companies, Ltd. 2009 Stock Option Plan.

        The required vote for approval is a majority of the voting power of the common stock of CH2M HILL present or represented at the meeting of the shareholders. Abstentions will have the effect of votes cast against the 2009 Option Plan.

        CH2M HILL's Board of Directors believes the Plan is in the best interests of CH2M HILL and its shareholders and is important in order to help assure the ability of CH2M HILL to continue to recruit and retain highly qualified employees.

        Members of the Board of Directors are eligible to participate in the 2009 Option Plan. A summary of the 2009 Option Plan is set forth below. The full text of the 2009 Option Plan is attached as Appendix A to this Proxy Statement.

CH2M HILL's Board of Directors unanimously recommends that the shareholders vote "for" approval of the 2009 Option Plan.

Why are we asking the shareholders to approve the 2009 Option Plan?

        Approving the 2009 Option Plan will permit CH2M HILL to grant stock options under the plan and will allow CH2M HILL to get the full tax deduction for benefits under the Plan for federal income tax purposes.

Who administers the 2009 Option Plan?

        With respect to most participants, the Board of Directors of CH2M HILL has appointed the Ownership and Incentive Compensation Committee to administer the Plan. The Committee administers the Plan through its Stock Option Management Subcommittee. With respect to the executive officers of CH2M HILL (the CEO and his direct reports), the Plan is administered by the Executive Compensation Subcommittee (a subcommittee of the Compensation and Workforce Committee) consisting only of outside directors of CH2M HILL. The Ownership and Incentive Compensation Committee and the Stock Option Management Subcommittee will be referred to collectively as the "Committee." The Committee decides which of our eligible participants will be granted options to buy common stock under the Plan. The Committee also determines all of the terms and conditions of each stock option granted under the Plan, such as:

  •
  The manner in which the stock option may be exercised

  •
  Whether there are conditions that must be met before the stock option may be exercised

  •
  The exercise price that must be paid in order to buy common stock upon exercise of each stock option

  •
  When the stock option becomes vested and may be exercised

  •
  Whether or under what circumstances the optionee will receive interests in the pre-tax or after-tax deferred compensation trusts in lieu of common stock upon exercise of the stock option

        We intend to grant stock options at the fair market value of the common stock on the day that a stock option is granted, which is the price for the common stock in effect at the time of the grant. In any case, under the terms of the Plan the exercise price cannot be less than 90% of the fair market value of the common stock on the day that the stock option is granted. Although the Plan permits the issuance of both "incentive" and "nonqualified" stock options, the Committee does not intend to issue incentive stock options, and no incentive stock options will be granted unless we first provide appropriate disclosure to potential recipients.

        The Committee is not required to provide the same terms and conditions in each stock option agreement. Stock options granted to different participants or at different times may contain different terms and conditions, including different exercise prices.

What are the material features of the 2009 Option Plan?

        Under the 2009 Option Plan, CH2M HILL would have 3,000,000 stock options to grant to CH2M HILL employees, directors and consultants. CH2M HILL is setting aside 3,000,000 shares of its stock to be available for option grantees to buy should they elect to exercise their stock options. Stock Option Management Subcommittee of the Ownership and Incentive Compensation Committee of the CH2M HILL's Board of Directors has authority to grant up to 3,500 options per individual to purchase CH2M HILL common stock. All grants over 3,500 options must be approved by the Ownership and Incentive Compensation Committee. Those individuals who receive options are entitled to exercise their options to the extent their options are vested. The vesting schedule is determined by the granting Committees but most granted options expire within five years after the grant (the Plan permits options to be in effect for no more than ten years).

Who is eligible to participate in the 2009 Option Plan?

        The Plan provides that options may be granted to those employees, directors and eligible consultants who are responsible for the conduct and management of CH2M HILL's business or who are involved in endeavors significant to the success of CH2M HILL and who are selected by the Committee in its sole discretion. CH2M HILL currently considers certain of its employees and consultants to be eligible for the grant of options under the Plan. As of March 1, 2009, there were approximately 21,000 eligible individuals.

What does "grant of an option" mean?

        A grant of an option gives the participant the right to purchase (or exercise) one or more shares of common stock of CH2M HILL for the price stated in the stock option agreement. A participant who receives options usually has to earn them over time by staying with CH2M HILL. We expect that most options will be vested over three years:

  •
  25% vested one year from the date of grant

  •
  25% more vested two years from the date of grant

  •
  The remaining 50% vested three years from the date of grant

        You may not exercise an option until it is vested. In addition to vesting provisions, other restrictions on exercise may be contained in the stock option agreement. For example, although it has not done so to date, the Committee may provide in the grant of a stock option that the stock option can be exercised only upon achievement of stated performance metrics.

How is a stock option exercised?

        If the Committee grants a stock option to a participant, the participant may exercise the stock option after all conditions described in the stock option agreement, including vesting, have been met and before the stock option expires. The participant may exercise a stock option by following the procedures for exercise described in the stock option agreement. These procedures include providing written notice of exercise to CH2M HILL, paying the exercise price, and paying any amount required for federal, state, or local income tax withholding as a result of the employee's exercise of the stock option. The procedures may also include other requirements imposed by the Committee from time-to-time.

How is payment for the stock made?

        Payment for shares of common stock bought pursuant to the exercise of a stock option may be made in cash or a personal check payable to CH2M HILL. Payment for stock option exercises may also be made by tendering to CH2M HILL shares of common stock already owned by the participant and held for more than six months (mature shares). Payment may also be made in a combination of cash, a personal check and shares of common stock.

Stock Option Exercise Examples

        A participant receives an option grant to purchase 100 shares at an exercise price of $10 per share. The participant exercises the option to purchase all 100 shares at the exercise price of $10 per share when the price per share of common stock is $20 per share. The participant already owns 200 shares of common stock. The Participant's combined federal, state and FICA tax rate is 42%.

        If the participant purchases the 100 shares with cash, the participant will pay $1,000 (100 × $10) to CH2M HILL and will receive the 100 shares of common stock with a value of $2,000 (100 × $20). If the participant sells the shares immediately after receiving them, the participant would realize a gain of $1,000 and would pay taxes on the gain of $420.

        Alternatively, if the participant uses the shares that the participant already owns to purchase the 100 shares of common stock, the participant would tender 50 shares of his or her existing shares at a value of $20 to pay the $1,000 purchase price (50 × $20) for the 100 shares. Therefore, the participant increases the number of shares owned by 50 shares. Since the participant is receiving an additional 50 shares which is treated as compensation income, the participant must pay income and FICA taxes on the market value of the shares received, or $1,000 (50 shares × $20). At a 42% tax rate, the participant's taxes would equal $420. If the participant sells shares to pay those taxes, the participant's share balance would be reduced by 21 shares, for a net increase in shares of 29 instead of 50.

        The 50 shares exchanged in a stock-for-stock transaction are treated as a "like kind" exchange which does not trigger the recognition of capital gains. The 50 shares exchanged carry their original tax basis and acquisition date. The 50 newly acquired shares have a basis equal to the fair market value at the time of exercise ($20). The shares the participant would sell to pay taxes would be the new shares acquired with the $20 basis. Therefore the sale of shares to pay taxes would not trigger any capital gains.

When does a stock option expire?

        A stock option granted to a participant may not be exercised after the stock option expires. A stock option expires on the expiration date set forth in the stock option agreement. The Committee generally intends to grant stock options that expire five years after the date on which the stock options are granted.

        Regardless of the date stated in the stock option agreement, a stock option granted under the stock option plan and not previously exercised will terminate 15 days after the participant terminates employment with us voluntarily. The Committee generally intends to permit the exercise of a stock option granted under the stock option plan within 90 days after termination of employment with us due to retirement or following an involuntary termination of employment, other than for cause. If a participant terminates employment with us due to disability or death, the Committee generally intends to permit the stock option to be exercised within one-year after the date on which the participant's employment terminates due to the disability or death. Options not so exercised would be forfeited and cancelled by CH2M HILL.

        A participant may work for an affiliate of CH2M HILL that becomes ineligible to participate in the stock option plan. For example, an affiliate may become ineligible to participate because CH2M HILL's interest in the affiliate is sold. The participant will be considered to have terminated employment with us on the day that the affiliate becomes ineligible to participate in the Plan. The participant will be able to exercise the stock options to the extent that the stock option agreement permits the participant to exercise the stock options following an involuntary termination of employment, or if the stock option agreement is silent, within three months.

What is the maximum amount of shares which may be purchased under the Plan?

        The Plan authorizes the Committee to grant up to a total of 3,000,000 stock options for purchase of shares of common stock.

Are the restrictions contained in the articles of incorporation and bylaws of CH2M HILL applicable to common stock purchased under the Plan?

        Yes. All shares of common stock purchased under the Plan will be subject to the restrictions on common stock contained in CH2M HILL's articles of incorporation and bylaws. These restrictions include (a) CH2M HILL's right to repurchase the shares upon termination of the participant's affiliation with the company, (b) CH2M HILL's right of first refusal to buy the shares if the participant wishes to sell them other than in CH2M HILL's internal market, and (iii) the requirement that the participant obtain CH2M HILL's approval for any other sale of the shares.

How is the new 2009 Option Plan different from the 2004 Option Plan or 1990 Option Plan?

        The 2009 Option Plan submitted for shareholder approval as part of these proxy materials is very similar to the option plan adopted by the shareholders in 2004 (2004 Option Plan). Under the 2004 Option Plan, CH2M HILL reserved 5,000,000 shares of common stock for options to be awarded under that plan. Most of these options have been granted to shareholders as part of our Ownership and Incentive Compensation Program between 2004 and 2009. Additional shares need to be reserved under the new 2009 Option Plan and the Plan must be approved by our shareholders in order for CH2M

HILL's option program to continue beyond 2009. Under the 2009 Option Plan, an additional 3,000,000 shares of common stock is being reserved for option grants under the Plan.

Can CH2M HILL amend or terminate the 2009 Option Plan?

        The Board of Directors may amend or terminate the Plan at any time. Any amendment or termination of the Plan will not change the terms of any stock option agreement already in place at the time of such amendment or termination unless the participant agrees to such change. The following changes may not be made by the Board of Directors without shareholder approval:

  •
  Increasing the number of shares of common stock available under the Plan

  •
  Reducing the minimum price at which stock options may be granted under the Plan

        The Plan will terminate on December 31, 2018. No stock options will be granted under the Plan after that date. Any stock option agreement already in place on December 31, 2018, will remain in effect until the stock options covered by that stock option agreement are exercised or expire.

What happens to stock options in the event of a corporate reorganization, sale of assets, or change in control?

        If CH2M HILL experiences a stock split, a stock dividend, a recapitalization, or a similar transaction that changes the number of outstanding shares of common stock without receipt of payment by CH2M HILL, the Committee will adjust the number of shares of common stock that may be bought under outstanding stock options and the exercise price that must be paid to buy shares of common stock under outstanding stock options, in order to reflect the change in the common stock.

        Upon the occurrence of a change in control event (as defined in the plan document), all outstanding options will become 100% vested and may be exercised immediately, even if the conditions on exercise stated in the stock option agreement have not been met. The Committee will determine whether a change in control of CH2M HILL has occurred.

What if the Plan is not approved by the shareholders?

        If the 2009 Option Plan is not approved by the requisite vote of the shareholders, no stock options may be granted under the Plan. CH2M HILL has approximately 2,392,161 shares of common stock left that are reserved under the 2004 Option Plan for option grants. If the 2009 Option Plan is not approved by the shareholders, once the entire 2004 Option Plan reserve is exhausted, we will be unable to grant new options and our stock option incentive program would have to be terminated.

What are the Federal income tax consequences of the grant and exercise of options?

        This summary of the material federal income tax consequences of the grant and exercise of stock options under the 2009 Option Plan does not address every federal income tax issue that may arise and does not address foreign, state or local tax issues, which may be significant. Each holder of stock options granted under the 2009 Option Plan should consider obtaining professional tax advice with respect to the tax impact of their stock options.

        Nonqualified Stock Options.    There are no income tax consequences to the participant or to CH2M HILL when the nonqualified stock option is granted.

Exercise of Nonqualified Stock Options With Cash

        When a nonqualified stock option is exercised with cash, in general, the participant recognizes compensation, subject to tax withholding, equal to the excess of the fair market value of common stock on the date of exercise over the exercise price. CH2M HILL is generally entitled to a deduction equal to the compensation recognized by the participant.

        If common stock bought through the exercise of a stock option is later sold or exchanged, then the difference between the sale price and the fair market value of the common stock on the date of exercise will be recognized as gain or loss to the seller. If the common stock is a capital asset in the seller's hands, the gain or loss on the sale will be long-term or short-term capital gain or loss, depending on the holding period for the common stock at the time of sale.

Exercise of Nonqualified Stock Options With Shares of Common Stock

        If payment of the exercise price under a stock option is made by surrendering previously owned mature shares of common stock, no gain or loss will be recognized as a result of exchanging shares for an equal number of shares available through the exercise of nonqualified stock options. However, any additional shares received will be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise. CH2M HILL is generally entitled to a deduction equal to the compensation recognized by the participant.

        Incentive Stock Options.    The tax consequences for the grant and exercise of incentive stock options are different from tax consequences for the grant and exercise of nonqualified options. Although the 2009 Option Plan allows us to grant incentive stock options, management at present does not plan to grant such options. Incentive stock options have been included in the Plan document to preserve flexibility for management to grant such incentives in the future. If management decides to grant incentive stock options, it will communicate the tax consequences of the grant and exercise of such options to the recipients.

The Board of Directors unanimously recommends a vote FOR approval of the 2009 Stock Option Plan.

Proposal 4. Other Business

        In addition to the proposals described above, shareholders may be asked to transact such other business that may properly come before the Annual Meeting and any postponement(s) or adjournment(s). CH2M HILL presently is not aware of any such business at the time this proxy is being sent to you.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 and related rules of the SEC require CH2M HILL's directors, executive officers and holders of more than 10% of any class of CH2M HILL equity securities (Reporting Persons) to file reports of their ownership and changes in ownership of CH2M HILL equity securities with the Commission. The Legal Department at CH2M HILL generally prepares these reports on the basis of information obtained from each Reporting Person. Except as otherwise stated below, CH2M HILL believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Reporting Persons were timely filed.

Shareholder Proposals for the 2010 Annual Meeting

        Any shareholder proposals intended to be presented at the 2009 Annual Meeting of Shareholders and included in CH2M HILL's proxy statement and form of Proxy for such meeting must be received by CH2M HILL no later than December 1, 2008 in order to be considered for inclusion in CH2M HILL's Proxy Statement and form of proxy relating to that meeting. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934. For any proposal a shareholder wishes to bring before CH2M HILL's 2009 Annual Meeting of Shareholders, but for which such shareholder does not intend to seek to have a written proposal to be included in CH2M HILL's proxy statement for the 2009 Annual Meeting of Shareholders, if CH2M HILL does not receive notice of such proposal on or prior to February 14, 2009, the proxies solicited on behalf of CH2M HILL's Board for the 2009 Annual Meeting of Shareholders will confer discretionary authority to vote with respect to such proposal.

        UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF MARCH 27, 2009, WE WILL PROVIDE A COPY OF CH2M HILL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO CH2M HILL'S CORPORATE SECRETARY AT CH2M HILL'S EXECUTIVE OFFICES AT 9191 SOUTH JAMAICA STREET, ENGLEWOOD, COLORADO 80112.

April 6, 2009

 Appendix A

CH2M HILL COMPANIES, LTD.
STOCK OPTION PLAN

ARTICLE 1
INTRODUCTION

        1.1    Establishment.    CH2M HILL Companies, Ltd., an Oregon corporation, hereby establishes the CH2M HILL Companies, Ltd. Stock Option Plan (the "Plan"). All stock options previously issued, and not yet exercised, under 1999 Stock Option Plan and 2004 Stock Option Plan (collectively, "Previous Plans") shall remain in full force and effect as provided under their respective Stock Option Agreements. All stock options that may be forfeited under the Previous Plans after the effective date of this Plan shall roll into the Plan and be available for grant under this Plan in addition to stock options reserved under this Plan.

        1.2    Purpose.    The purpose of the Plan is to further the growth and development of CH2M HILL Companies, Ltd. (the "Plan Sponsor") by affording an opportunity for stock ownership to Qualified Employees and Outside Directors of and consultants to the Company who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to the Company's success.

ARTICLE 2
DEFINITIONS

        2.1   "Affiliated Companies" means any corporation or other entity that is affiliated with the Plan Sponsor through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose Qualified Employees and Outside Directors may be selected to participate in the Plan. The Committee may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 10% of the entity.

        2.2   "Beneficiary" means the person or persons or other entity or entities that have been designated by the Participant to whom the right to exercise Options following the Option Holder's death shall pass, if the Option Agreement permits the exercise of unexercised Options after the Option Holder's death. The designation by the Participant must be on forms prescribed by the Company and must be filed with the Company. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant's estate. Beneficiary designations may be revoked or changed by filing a new Beneficiary designation with the Company. Each designation will automatically revoke any prior designations by the same Option Holder.

        2.3   "Board" means the Board of Directors of the Plan Sponsor.

        2.4   "Cause" shall mean a termination of affiliation with the Company on account of: (1) repeated refusal to obey written directions of the Board of Directors or a direct supervisor within the Company's organizational structure (so long as such directions do not involve illegal or immoral acts); (2) acts of substance abuse which are injurious to the Company; (3) fraud or dishonesty that is injurious to the Company; (4) commission of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations); (5) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed or (6) repeated violations of the Company policies.

        2.5   "CEO" means Chief Executive Officer of CH2M HILL Companies, Ltd.

        2.6   "Change of Control" shall have the meaning assigned to it by Article 8.

        2.7   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.8   "Committee" means a committee established under Article 9 of the Plan.

        2.9   "Company" means the Plan Sponsor and the Affiliated Companies.

        2.10 "Compensation Committee" means a committee of the Board consisting solely of two or more outside directors who meet the requirements of §162(m)(C)(i) of the Code.

        2.11 "Outside Director" means a member of the Board who is not an Employee.

        2.12 "Effective Date" means the effective date of the Plan which is January 1, 2009.

        2.13 "Employees" means those individuals who are employed by the Company or an Affiliated Company (including, without limitation, officers and directors who are also employees of the Company).

        2.14 Executive Officer means the CEO and any employee who is an officer of CH2M HILL Companies, Ltd. and whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 because the employee is one of the four highest compensated officers for the taxable year (other than the CEO).

        2.15 "Fair Market Value" means the price per share of Stock in effect on that date denominated in United States dollars, as determined by the Board in accordance with the methodology described in the company's most current filings with the Securities and Exchange Commission.

        2.16 "Incentive Stock Option" shall mean any option granted to a Participant under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code § 422.

        2.17 "Internal Market" means the limited internal market maintained by the Company for the purchase and sale of its Stock.

        2.18 "Nonqualified Stock Option" shall mean any option granted to a Participant under the Plan which is not an Incentive Stock Option.

        2.19 "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

        2.20 "Option Agreement" shall mean the agreement specified in Section 4.2.

        2.21 "Option Holder" shall mean a Participant who is granted an Option under the Plan or a Beneficiary or other person who acquires the right to exercise an Option by bequest or inheritance.

        2.22 "Parent" shall mean a parent corporation of the Company as defined in Code § 424(e).

        2.23 "Participant" means a Qualified Employee or Outside Director designated by the Committee to participate in the Plan.

        2.24 "Plan" means the CH2M HILL Companies, Ltd. Stock Option Plan as defined in Section 1.1.

        2.25 "Plan Sponsor" means CH2M HILL Companies, Ltd.

        2.26 "Previous Plans" means the CH2M HILL Companies, Ltd. 1999 Stock Option Plan and 2004 Stock Option Plan as defined in Section 1.1.

        2.27 "Qualified Employees" means those employees and consultants who work for the Plan Sponsor or an Affiliated Company.

        2.28 "Retirement" means the termination of employment or significant reduction in hours by the Participant on or after age 55, as recognized by the Committee. The Committee shall determine whether a Participant's Retirement has occurred in its sole discretion.

        2.29 "Section" means a reference to a section of the Plan, unless another reference specifically applies.

        2.30 "Stock" means the common stock of the Plan Sponsor and any stock issued or issuable subsequent to the Effective Date in substitution for the common stock.

        2.31 "Stock Administration Department" means a designated department or a group within the Company responsible for day to day administration activities in support of the Stock based programs within the Company.

        2.32 "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Code § 424(f).

ARTICLE 3
ELIGIBILITY

        3.1    Eligibility to Receive Grant.    All Employees of the Plan Sponsor and Affiliated Companies who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to the success of the Company shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. Directors of and consultants to the Plan Sponsor and Affiliated Companies, who are not employees of the Company but who are involved in endeavors significant to the success of the Company, shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

ARTICLE 4
GRANT AND TERMS OF OPTIONS

        4.1    Grant of Options.

        (a)   The Committee may from time to time in its sole discretion determine which of the Participants (other than Executive Officers) should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options.

        (b)   The Compensation Committee of the Board may from time to time in its sole discretion determine which of the Executive Officers should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options.

        (c)   The terms and conditions of an Option granted under the Plan need not be identical to the terms and conditions of any other Option granted under the Plan. No employee may be granted Incentive Stock Options to the extent that the aggregate Fair Market Value (determined as of the time each Incentive Stock Option is granted) of the Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Plan Sponsor and any Parent and Subsidiaries) would exceed $100,000. No person shall be granted Options under the Plan to purchase more than 350,000 shares of Common Stock.

        4.2    Option Agreement.    Each Option granted under the Plan shall be evidenced by a written Option Agreement (or electronic equivalent) setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Stock, as designated by the Committee, to which that Option pertains. More than one Option may be granted to a Participant.

        4.3    Option Price.    The Option price per share of Stock under each Option shall be determined by the Committee (other than for Executive Officers, whose Option price shall be determined by the

Compensation Committee) and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan and Nonqualified Stock Options granted under the Plan to Executive Officers shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option. The option price for Nonqualified Stock Options granted under the Plan for Qualified Employees and Outside Directors, who are not Executive Officers, shall not be less than 90% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

        4.4    Duration of Options.    Each Option shall be of a duration as specified in the Option Agreement. However, no Option term shall be more than ten (10) years from the date on which the Option is granted, and may terminate earlier as specified in the Option Agreement.

        4.5    Employees, Directors, and Consultants Based Outside the U.S.    With respect to Options granted to Participants who are based outside of the United States, the Committee shall have complete discretion to define all terms and conditions of Options granted to such Participants, to modify and amend such Options as may be necessary or appropriate to comply with the laws and regulations of foreign jurisdictions, and to establish subplans and modified procedures with respect to the grant and exercise of such Options. Notwithstanding the provisions of Sections 4.3 and 4.4, the Committee may in its discretion grant Options to Participants (other than Executive Officers) who are based outside of the United States that have an Stock price that is less than 90% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Options or that have a term of more than ten years from the date on which the Options are granted, or both.

        4.6    Additional Limitations on Grant.    No Incentive Stock Option shall be granted to a Qualified Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code § 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Plan Sponsor or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the Stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

        4.7    Other Terms and Conditions.

        (a)   The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Option Holder's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee.

        (b)   Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable in full upon the occurrence of a Change in Control.

        (c)   The Option Agreement may also provide, in the discretion of the Committee, that any shares of Stock acquired upon exercise of an Option shall become, upon such acquisition, subject to the terms of a Stock Restriction Agreement which shall be set forth as an attachment to the Option Agreement. The Committee may specify the period, if any after which an Option may be exercised following termination of the Option Holder's services. If the Committee does not otherwise specify, the following shall apply.

        4.8    Termination of Affiliation.

        (a)    Retirement or Involuntary Termination.    Upon the Retirement of an Option Holder or upon involuntary termination of the Option Holder's affiliation with the Company (other than upon death, disability (within the meaning of Code § 22(e)(3)) and involuntary termination for Cause), the Option Holder may, at any time within three (3) months after the date of termination or Retirement (but before the date of expiration of the Option, if earlier), exercise the Option to the extent the Option Holder was entitled to do so on the date of termination or Retirement. Any Options not exercisable as of the date of termination or Retirement and any Options or portions of Options of terminated Option Holders not exercised pursuant to this Section 4.7(a) shall terminate.

        (b)    Death.    If an Option Holder dies while affiliated with the Company or within a period of three (3) months after a termination or Retirement pursuant to Section 4.7(a), the Participant's Beneficiary may exercise the Option at any time within one year after the date of death (but before the expiration date of the Option if earlier), to the extent the Option Holder was entitled to do so on the Option Holder's date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Option Holders not exercised pursuant to this Section 4.7(b) shall terminate.

        (c)    Disability.    Upon termination of an Option Holder's affiliation with the Company by reason of the Option Holder's disability (within the meaning of Code § 22(e)(3)), the Option Holder may exercise the Option at any time within one year after the date of termination (but before the expiration date of the Option, if earlier), to the extent the Option Holder was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Option Holders not exercised pursuant to this Section 4.7(c) shall terminate.

        (d)    Other Terminations.    Options granted to the Option Holder shall terminate immediately upon termination of an Option Holder's affiliation with the Company under circumstances other than those set forth in Sections 4.7(a), (b), or (c), including, without limitation, a termination for Cause and a voluntary termination on the part of the Option Holder other than Retirement.

        (e)    Definition of Termination of Affiliation.    For purposes of any Nonqualified Stock Option granted under this Plan, an Option Holder's affiliation with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer an Qualified Employee or Outside Director of the Company. For purposes of any Incentive Stock Option granted under this Plan, an Option Holder's employment with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer employed by the Company.

        (f)    Special Rule for Nonqualified Stock Options.    The Committee may, in its sole discretion, provide in an Option Agreement or otherwise that, upon termination of an Option Holder's affiliation with the Company, one or more Nonqualified Stock Options held by the Option Holder may be exercised at such time and subject to such conditions as the Committee, in its sole discretion, may designate.

        4.9    Loss of Affiliated Company Status.    If an Affiliated Company loses its status as an Affiliated Company, all Options held by Participants associated with the former Affiliated Company shall become fully vested (exercisable in full) immediately. Participants associated with the former Affiliated Company shall be deemed to have been involuntarily terminated with the Company pursuant to Section 4.8(a).

ARTICLE 5
EXERCISE OF OPTIONS

        5.1    Manner of Exercise.    Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Stock Administration Department of the Company (or successor equivalent). The notice to exercise shall specify the number of shares of Stock to be purchased and shall be accompanied by all of the following: (1) payment in full to the Company of the purchase price of the shares to be purchased; (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability that the Company or any other entity may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; (3) a representation letter if required by the Company pursuant to Section 6.2 of this Plan, (4) a Stock Restriction Agreement meeting pursuant to Section 6.3 of this Plan, if requested by the Committee; and (5) evidence of the clearance of the Executive Officers' Option exercise pursuant to Section 6.4 of this Plan. An Option shall be considered to be exercised on the date that an Option Holder is so notified by the Stock Administration Department (or successor equivalent).

        5.2    Payment of Purchase Price.    Payment for shares shall be in the form of either: (1) cash; or (2) a personal check to the order of the Company; or (3) a combination of cash and a personal check. In addition, unless the Committee, in its discretion, provides otherwise, all or part of the payment for shares may be made by tendering to the Company whole or fractional shares of Stock owned by the Option Holder. The Fair Market Value on the date of exercise of any whole shares of Stock tendered by the Option Holder for payment shall be credited against the purchase price. If shares of Stock owned by the Option Holder are used to pay all or part of the purchase price, such shares shall be evidenced by a written attestation of ownership of shares signed by the Option Holder.

        5.3    Designation of Beneficiary.    A Participant may designate a Beneficiary who has the right to exercise Options following the Option Holder's death, if the Option Agreement permits the exercise of unexercised Options after the Option Holder's death.

        5.4    Prohibition on Exercise of Options if Limits on Ownership of Stock Would be Exceeded.    Notwithstanding any other provision of this Plan or of any Option Agreement, an Option granted under this Plan may not be exercised if, immediately after the exercise of such Option, the recipient of shares of Stock pursuant to such exercise would own more shares of Stock of the Plan Sponsor than such person is permitted to own under the Articles of Incorporation or Bylaws of the Plan Sponsor. If the Option Holder is unable to exercise his/her Option due to the prohibition imposed by this Section 5.4 of this Plan, the Committee, in its sole discretion, may instruct the Company to pay to the Option Holder the monetary value of the Option, equal to the difference between the Option price and the Fair Market Value of a share of Stock as of the date of the exercise, less tax withholdings. The time and manner of payment shall be at the discretion of the Committee.

ARTICLE 6
ISSUANCE OF SHARES

        6.1    Transfer of Shares.    As soon as practicable after the Stock Administration Department (or successor equivalent) of the Company has received an Option Holder's written notice of exercise of an Option and the other items specified in Section 5.1, the Company shall issue or transfer to the Option Holder the number of shares of Stock as to which the Option has been exercised and shall deliver to the Option Holder a certificate or certificates therefor, registered in the Option Holder's name. In the alternative, the Company may provide for the recording of ownership of shares without the issuance of certificates.

        If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

        6.2    Investment Representation.    Upon demand by the Company, the Option Holder shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Option Holder is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

        6.3    Restrictions on Stock Acquired Through Exercise of Options.    All shares of Stock acquired through the exercise of Options granted under this Plan shall be subject to all restrictions on shares of Stock of the Company set forth in the Articles of Incorporation and Bylaws of the Company, including: (1) restrictions that grant the Company the right to repurchase shares upon termination of the shareholder's affiliation with the Company; (2) restrictions that grant the Company a right of first refusal if the shareholder wishes to sell shares other than in the limited market maintained by the Company; (3) restrictions that require the approval of the Plan Sponsor for any other sale of shares; and (4) restrictions that define the share pricing methodology to be applied in purchases and sales of shares. In addition, if requested by the Committee in its sole discretion, the Option Holder shall execute and deliver to the Plan Sponsor a Stock Restriction Agreement in such form as the Committee may provide at the time of exercise of the Option. Such Stock Restriction Agreement may include, without limitation, restrictions in addition to those restrictions set forth in the Articles of Incorporation and Bylaws of the Plan Sponsor. Upon such request, execution of the Stock Restriction Agreement by the Option Holder prior to the transfer or delivery of any shares and prior to the expiration of the Option period shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Committee.

        6.4.    SEC Clearance Requirement.    The Company may from time to time impose certain clearance requirements on any exercise of Options. The clearance requirements may be imposed in Company's discretion on Executive Officers or other Option Holders who in the Company's opinion have or may have access to material non-public information about the Company, certain clearance requirements on any exercise of Options. Pursuant to such clearance requirements, the Company may require that designated Option Holders pre-clear their Option exercise transactions with a Company appointed compliance officer.

        6.5    Compliance with Securities Laws.    Each Option shall be subject to the requirement that, if at any time counsel to the Plan Sponsor shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        6.6    Changes in Accounting Rules.    Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE 7
STOCK SUBJECT TO THE PLAN

        7.1    Number.    The aggregate number of shares of Stock which may be issued under Options granted pursuant to the Plan shall not exceed 3,000,000 shares. Notwithstanding the foregoing, all options currently outstanding under the Previous Plans, to the extent cancelled, expire or for any other reason cease to be exercisable, in whole or in part, shall roll into the Plan and can become available under the Plan in addition to the options reserved under the Plan, as provided in this Section 7.1.

Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Plan Sponsor not reserved for any other purpose.

        7.2    Unused Stock.    If any outstanding Option under the Plan is cancelled, expires, or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

        7.3    Adjustment for Change in Outstanding Shares.    If there is any change, increase or decrease, in the outstanding shares of Stock which is effected without receipt of additional consideration by the Plan Sponsor, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the maximum number of shares of stock for which Options may be granted to a person under the Plan, the number of shares of stock subject to each outstanding Option, and the Option prices, in order to prevent the dilution or enlargement of any Option Holder's rights. The Committee's determinations in making adjustments shall be final and conclusive.

        7.4    Reorganization or Sale of Assets.    If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to as a "Reorganization Event"), the Committee shall, as to outstanding Options, either: (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Stock, provided that no additional benefits shall be conferred upon Option Holders as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Option Holders, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Option Holder may make an irrevocable election to exercise the Option Holder's Option contingent upon and effective as of the effective date of the Reorganization Event. The Committee may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event which does not also result in a Change in Control.

ARTICLE 8
CHANGE OF CONTROL

        For purposes of the Plan, a Change of Control will occur if any one of the following events occurs:

        8.1   Any one person, or more than one person acting as a group, acquires ownership of stock of CH2M HILL Companies, Ltd. that, together with stock held by such person or group, constitutes more than 50% of the total Fair Mark Value of CH2M HILL Companies, Ltd. stock. However, if any one person or more than one person acting as a group, owns more than 50% of the total Fair Market Value of CH2M HILL Companies, Ltd. stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of CH2M HILL Companies, Ltd. (or to cause a change in the effective control of CH2M HILL Companies, Ltd.)

        8.2   There is a change in the effective control of CH2M HILL Companies, Ltd. A change in the effective control of CH2M HILL Companies, Ltd. occurs on the date that either:

          (a)   Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of CH2M HILL Companies, Ltd. that represents 30% or more of the total voting power of CH2M HILL Companies, Ltd. stock; or

          (b)   A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

        8.3   Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of CH2M HILL Companies, Ltd.

        8.4   The stockholders of CH2M HILL Companies, Ltd. approve a plan of liquidation or dissolution of CH2M HILL Companies, Ltd. and such transaction is consummated.

        For purposes of the definition in this Article 8 "persons acting as a group" shall have the following meaning: Persons will not be considered to be acting as a group solely because they purchased stock of CH2M HILL Companies, Ltd. at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

        For the avoidance of doubt, this Section shall be interpreted in accordance with Treasury guidance for the definition of Change of Control under Code Section 409A.

ARTICLE 9
PLAN ADMINISTRATION

        9.1    Committee.

          (a)   The Plan shall be administered by the committee appointed by and serving at the pleasure of the Board. Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Board may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the Board.

          (b)   Notwithstanding the foregoing, while the Committee is hereby authorized to administer the Plan in general, any issues under the Plan that relate to Executive Officers shall be administered by the Compensation Committee in compliance with § 162(m)(4)(C)(i) of the Code.

        9.2    Committee Meetings and Actions.    The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants' Options.

        9.3    Powers of Committee.    The Committee shall, in its sole discretion, select the Participants from among the Qualified Employees and Outside Directors and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants (other than Executive Officers) that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion. The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any Agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        9.4    Interpretation of Plan.    The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants' Accounts.

        9.5    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 10
MISCELLANEOUS

        10.1    Non-Transferability of Options.    Options granted pursuant to the Plan are not transferable by the Option Holder other than by will or the laws of descent and distribution and shall be exercisable during the Option Holder's lifetime only by the Option Holder. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon an Option, the Option shall immediately become null and void.

        10.2    Amendments.    The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 7.3, and no amendment shall be made which reduces the option price at which the Stock may be offered through Incentive Stock Options under the Plan below the minimum required by Sections 4.3 or 4.5, except as provided in Section 7.3, or which materially modifies the requirements as to eligibility for receipt of Incentive Stock Options under the Plan. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.

        10.3    Term of Plan.    This Plan shall terminate on December 31, 2018. The Board of Directors may suspend or terminate the Plan at any time prior to this date of termination.

        10.4    Rights as Stockholder.    An Option Holder shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by an Option until the date of the issuance of the stock certificate for such shares or the date of the recording of the ownership of the shares in the Option Holder's name.

        10.5    Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

        10.6    No Right to Continued Employment.    Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant. Nothing in this Plan shall limit or impair the Company's right to terminate the employment of any employee. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee in its sole discretion. Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant's employment. Participation in this Plan shall not affect in any way a Participant's pension rights or entitlements or terms or conditions of employment. Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

        10.7    Non-Assignability.    Neither a Participant nor a Beneficiary may voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any Option under the Plan, and the Committee shall not recognize any such anticipation, assignment, or alienation. Furthermore, an Option under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or Options provided pursuant to the terms of the Plan or the levy of any attachment or similar process thereupon, shall by null and void and without effect.

        10.8    Participation in Other Plans.    Nothing in this Plan shall affect any right which the Participant may otherwise have to participate in any retirement plan or agreement which the Company or an Affiliated Company has adopted or may adopt hereafter. Neither the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option nor the proceeds from the sale of shares received upon such exercise shall constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined.

        10.9    Federal Securities Law Requirements.    If a Participant is an officer or director of the Plan Sponsor within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of § 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the Option Agreement with the Participant.

        10.10    Governing Law.    This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.

        The Plan Sponsor hereby agrees to the provisions of the Plan and in witness of its agreement, the Plan Sponsor by its duly authorized officer has executed the Plan on the date written below.

CH2M HILL Companies, Ltd.
By:	/s/ M. CATHERINE SANTEE M. Catherine Santee, Chief Financial Officer

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

April 6, 2009

Dear Plan Participant:

        The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. to be held on May 4, 2009, to elect directors and to conduct other business.

        While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 27, 2009 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

1.
The voting of Company Stock allocated to your account under the Plan on the record date.

2.
The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

        A named fiduciary is a person who under ERISA has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

        If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under the Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on April 30, 2009, the Trustee cannot ensure that your voting instructions will be followed.

        It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

        If you have any questions regarding the information provided to you, you may contact Rudd Little, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-3074.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Please mark your votes as indicated in this example	☒

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1.	ELECTION OF DIRECTORS:
	Nominees:		☐	☐	☐
	01 Robert W. Bailey 02 Lee A. McIntire	03 Nancy R. Tuor 04 Barry L. Williams
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)
*Exceptions

			FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 31, 2009:		☐	☐	☐
3.	PROPOSAL TO APPROVE THE REVISED STOCK OPTION PLAN.		☐	☐	☐
	MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS		☐
SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Mark Here for Address ☐ Change or Comments SEE REVERSE

Signature	Date

NOTE: Please sign as name appears hereon.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/ch2m
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
CH2M HILL COMPANIES, LTD.	OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ch2m

PROXY
CH2M HILL Companies, Ltd.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
APRIL 6, 2009

         The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints M. Catherine Santee, and Margaret B. McLean, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 27, 2009, at the Annual Meeting of Shareholders of the Company to be held on May 4, 2009 (the Annual Meeting) at 1 p.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS CH2M HILL'S INDEPENDENT AUDITORS, AND FOR THE APPROVAL OF THE REVISED STOCK OPTION PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

QuickLinks

EXECUTIVE COMPENSATION
Table 1 Reference Companies
REPORT OF THE EXECUTIVE COMPENSATION SUBCOMMITTEE
Exercise of Nonqualified Stock Options With Cash
Exercise of Nonqualified Stock Options With Shares of Common Stock
  Appendix A
CH2M HILL COMPANIES, LTD. STOCK OPTION PLAN
CH2M HILL Companies, Ltd. Participant Notice Retirement and Tax-Deferred Savings Plan